UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐            Soliciting Material Pursuant to §240.14a-12

GNC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

April 11, 2013

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of GNC Holdings, Inc. (the “Company”) to be held on Thursday, May 23, 2013 at 8:00 A.M. Eastern Time at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219.

The agenda for the Annual Meeting includes:

·      The election of three Class II directors for three-year terms expiring in 2016 (or, if Proposal 4 relating to the declassification of our board of directors is approved by the stockholders at the annual meeting, until our 2014 annual meeting) (Proposal 1);

·      The adoption of amendments to our amended and restated certificate of incorporation to:

·      eliminate the authorized Class B common stock, par value of $0.001 per share, and provisions related thereto (Proposal 2);

·      set the range in size of our board of directors to be not less than seven nor more than fifteen directors (Proposal 3);

·      declassify our board of directors and provide for annual election of all directors (Proposal 4);

·      delete various provisions related to the Company’s former “Sponsors” (Proposal 5); and

·      permit our stockholders to take action by written consent (Proposal 6);

·      The ratification of PricewaterhouseCoopers LLP as independent auditors for our 2013 fiscal year (Proposal 7); and

·      An advisory vote to approve the compensation paid to our named executive officers described herein (commonly known as a “say-on-pay” proposal) (Proposal 8).

Our Board of Directors recommends that you vote FOR all of the above Proposals.

The proposed amendments to our amended and restated certificate of incorporation are set forth in Exhibits A, B, C, D and E of the accompanying proxy statement, and the descriptions thereof are qualified in their entirety by such Exhibits.

Your interest in the Company and your vote are very important to us. The enclosed proxy materials contain detailed information regarding the business that will be considered at the Annual Meeting. We encourage you to read the proxy materials and vote your shares as soon as possible. You may vote your proxy via the Internet or telephone or, if you received a paper copy of the proxy materials, by mail by completing and returning the proxy card.

On behalf of the Company, I would like to express our appreciation for your ongoing interest in GNC.

Very truly yours,

Joseph Fortunato
Chairman of the Board, President
and Chief Executive Officer

GNC HOLDINGS, INC.

NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

DATE AND TIME	8:00 a.m. on Thursday, May 23, 2013

PLACE	Omni William Penn Hotel 530 William Penn Place Pittsburgh, Pennsylvania 15219

ITEMS OF BUSINESS

(1)  To elect three Class II directors for three-year terms expiring at the 2016 annual meeting of stockholders (or, if Proposal 4 relating to the declassification of our board of directors is approved by the stockholders, until the 2014 annual meeting of stockholders) once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1).

(2)  To adopt amendments (“Certificate Amendments”) to our amended and restated certificate of incorporation to:

·      eliminate the authorized Class B common stock, par value of $0.001 per share, and provisions related thereto (Proposal 2);

·      set the range in size of our board of directors to be not less than seven nor more than fifteen directors (Proposal 3);

·      declassify our board of directors and provide for annual election of all directors (Proposal 4);

·      delete various provisions related to the Company’s former “Sponsors” (Proposal 5); and

·      permit our stockholders to take action by written consent (Proposal 6).

(3) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for our 2013 fiscal year (Proposal 7).

(4) To approve, by non-binding vote, the compensation paid to our named executive officers in 2012, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal) (Proposal 8).

(5) To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote only if you were a stockholder of record at the close of business on March 28, 2013.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online at www.proxyvote.com or via telephone by calling 1-800-690-6903, or to complete and return a proxy card (no postage is required).

REQUIRED VOTE

The affirmative vote:

·      of a majority of the votes cast by our stockholders in person or represented by proxy is required to approve Proposal 1 (the election of directors), Proposal 7 (the ratification of PwC as independent auditors for our 2013 fiscal year) and Proposal 8 (the say-on-pay proposal);

·      of a majority of the votes entitled to be cast is required to approve Proposal 2 (the Certificate Amendment eliminating Class B common stock) and Proposal 6 (the Certificate Amendment permitting stockholder action by written consent); and

·      of two-thirds of the votes entitled to be cast is required to approve Proposal 3 (the Certificate Amendment setting the new range in size of our Board), Proposal 4 (the

Certificate Amendment providing for annual election of directors) and Proposal 5 (the Certificate Amendment deleting references to the Company’s former “Sponsors”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 23, 2013:  As permitted by rules adopted by the Securities and Exchange Commission, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials containing instructions on how to access these proxy materials and submit their respective proxy votes online. This proxy statement, our 2012 Annual Report to stockholders and the proxy card are available at www.proxyvote.com. You will need your notice of internet availability or proxy card to access these proxy materials.

April 11, 2013

Gerald J. Stubenhofer, Jr. Senior Vice President, Chief Legal Officer and Secretary

-i-

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

The Board of Directors (the “Board”) of GNC Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), has prepared this document to solicit your proxy to vote upon certain matters at our 2013 annual meeting of stockholders (the “Annual Meeting”).

These proxy materials contain information regarding the Annual Meeting, to be held on May 23, 2013, beginning at 8:00 a.m. Eastern Time at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, and at any adjournment or postponement thereof. As permitted by the rules adopted by the Securities and Exchange Commission (the “SEC”), rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials (the “Notice”) containing instructions on how to access and review these proxy materials and submit their respective proxy votes online. If you receive the Notice and would like to receive a paper copy of these proxy materials, you should follow the instructions for requesting such materials located at www.proxyvote.com.

QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

It is anticipated that we will begin mailing this proxy statement, the proxy card, our 2012 Annual Report to Stockholders (the “Annual Report”) and the Notice, and that these proxy materials will first be made available online to our stockholders, on or about April 11, 2013. The information regarding stock ownership and other matters in this Proxy Statement is as of March 28, 2013 (the “Record Date”), unless otherwise indicated.

What may I vote on?

You may vote on the following proposals:

·                  the election of three Class II directors for three-year terms expiring at the 2016 annual meeting of stockholders (or, if Proposal 4 relating to the declassification of our board of directors is approved by the stockholders at the annual meeting, until our 2014 annual meeting of stockholders (the “2014 Annual Meeting”)) once their respective successors have been duly elected and qualified, or their earlier resignation or removal (Proposal 1);

·                  the approval of amendments to our amended and restated certificate of incorporation to:

·                  eliminate our authorized Class B common stock and provisions related thereto  (Proposal 2);

·                  set the range in size of our board of directors to be not less than seven nor more than fifteen directors (Proposal 3);

·                  declassify our board of directors and provide for annual election of all our directors (Proposal 4);

·                  delete various provisions related to our former “Sponsors” (Proposal 5); and

·                  permit our stockholders to take action by written consent (Proposal 6);

·                  the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors for our 2013 fiscal year (Proposal 7); and

·                  the approval, by non-binding vote, of the compensation paid to our named executive officers in 2012, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal) (Proposal 8).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THREE CLASS II DIRECTORS (PROPOSAL 1), FOR THE ADOPTION OF THE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (PROPOSALS 2 THROUGH 6), FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT AUDITORS (PROPOSAL 7) AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS IN 2012 (“SAY-ON-PAY”) (PROPOSAL 8).

Who may vote?

Stockholders of record of our Class A common stock, par value $0.001 per share (“Common Stock”), at the close of business on the

Record Date are entitled to receive the Notice and these proxy materials and to vote their respective shares at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter that is properly brought before the Annual Meeting.  As of the Record Date, there were 98,436,805 shares of Common Stock issued and outstanding.

How do I vote?

We encourage you to vote your shares via the Internet. How you vote will depend on how you hold your shares of Common Stock.

Stockholders of Record

If your Common Stock is registered directly in your name with our transfer agent, American Stock, Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares, and a full paper set of these proxy materials is being sent directly to you. As a stockholder of record, you have the right to vote by proxy.

You may vote by proxy in any of the following three ways:

Internet. Go to www.proxyvote.com to use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website.

Phone. Call 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call.

Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote in person. However, for those who will not be voting in person at the Annual Meeting, your final voting instructions must be received by no later than 11:59 p.m. Eastern Time on May 22, 2013.

Beneficial Owners

Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and the Notice is being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing the broker, bank or nominee on how to vote your shares.  If you hold your shares through a New York Stock Exchange (“NYSE”) member brokerage firm, such member brokerage firm has the discretion to vote shares it holds on your behalf with respect to Proposal 7 (the ratification of PwC as independent auditors for our 2013 fiscal year), but not with respect to Proposal 1 (the election of three Class II directors), Proposals 2 through 6 (the “Certificate Amendments”) or Proposal 8 (the say-on-pay proposal), as more fully described under “What is a broker ‘non-vote’?” below.

Can I change my vote?

Yes. If you are the stockholder of record, you may revoke your proxy before it is exercised by doing any of the following:

·                  sending a letter to us stating that your proxy is revoked;

·                  signing a new proxy and sending it to us; or

·                  attending the Annual Meeting and voting by ballot.

Beneficial owners should contact their broker, bank or nominee for instructions on changing their votes.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed to approve the proposals?

At the Annual Meeting,

·                  a “FOR” vote by a majority of votes cast is required for Proposal 1 (the election of directors), Proposal 7 (the ratification of PwC as independent auditors for our 2013 fiscal year) and Proposal 8 (the say-on-pay proposal);

·                  a “FOR” vote from at least a majority of the votes entitled to be cast is required for Proposal 2 (the Certificate Amendment eliminating Class B common stock) and Proposal 6 (the Certificate Amendment permitting stockholder action by written consent); and

·                  a “FOR” vote from at least two-thirds of the votes entitled to be cast is required for Proposal 3 (the Certificate Amendment setting the new range in size of our Board), Proposal 4 (the Certificate Amendment providing for annual election of directors) and Proposal 5 (the Certificate Amendment deleting references to the Company’s former “Sponsors”).

A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of shares voted “AGAINST.”

What is an abstention?

An abstention is a properly signed proxy card that is marked “abstain.” Abstentions do not constitute votes “FOR” or votes “AGAINST.” However, since the approval of Proposal 2 and Proposal 6 requires the majority of the votes entitled to be cast and the approval of Proposal 3, Proposal 4 and Proposal 5 requires at least two-thirds of the votes entitled to be cast, an abstention from voting on the Certificate Amendments will have the same effect as a vote against the Certificate Amendments.

What is a broker “non-vote?”

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received timely instructions from the beneficial owner. Under current applicable rules, Proposal 7 (the ratification of PwC as independent auditors for our 2013 fiscal year) is a “discretionary” item upon which NYSE member brokerage firms that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

However, NYSE member brokerage firms that hold shares as a nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1 (the election of three Class II directors) Proposals 2 through 6 (the adoption of the Certificate Amendments) and Proposal 8 (the say-on-pay proposal).  Therefore, if a NYSE member brokerage firm holds your Common Stock as a nominee, please instruct your broker how to vote your Common Stock on each of these proposals. This will ensure that your shares are counted with respect to each of these proposals. A broker non-vote will have the same effect as a vote against the Certificate Amendments.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will have discretion to vote on those matters. As of January 18, 2013, the date by which any proposal for consideration at the Annual Meeting submitted by a stockholder must have been received by us to be presented at the Annual Meeting, and as of the date of these proxy materials, we did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or associates. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing these proxy materials to the beneficial owners of Common Stock held of record by such persons.

Whom should I call with other questions?

If you have additional questions about these proxy materials or the Annual Meeting, please contact: GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania, 15222, Attention: Gerald J. Stubenhofer, Jr., Telephone: (412) 288-4600.

ELECTION OF THREE CLASS II DIRECTORS

(PROPOSAL 1)

Board Structure and the Nominees

The Board is currently composed of ten directors. Pursuant to our amended and restated certificate of incorporation, the Board is currently divided into three classes. The members of each class currently serve for staggered, three-year terms.

Upon the expiration of the term of a class of directors, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) recommends to the Board for its approval the slate of director nominees to be nominated for election.

In connection with the Annual Meeting, the Board, upon the recommendation of the Nominating Committee, has nominated each of Philip E. Mallott, C. Scott O’Hara and Richard J. Wallace (collectively, the “Nominees”) for election as a Class II director, for a three-year term expiring at our 2016 annual meeting of stockholders (with the understanding of each Nominee that if Proposal 4 relating to the declassification of the Board is approved by the stockholders, then, a one year term expiring at our 2014 Annual Meeting).

Each of Messrs. Mallott and Wallace currently serve as a Class III director and a Class I director, respectively.  Each has each agreed to resign from their current directorships, effective upon the commencement of the Annual Meeting and stand for re-election at such meeting as Class II directors.  Following the Annual Meeting, and assuming the election of each of the Nominees, the Board shall consist of nine members, with three directors in each class.

As described under “Amendment to Declassify the Board and Provide for Annual Election of All Directors (Proposal 4)” we have proposed for approval at the Annual Meeting an amendment to our amended and restated certificate of incorporation to declassify the Board such that all directors will be elected on an annual basis.  If Proposal 4 is approved, each Nominee, together with each of the Company’s other directors whose terms would otherwise extend beyond our 2014 Annual Meeting, has agreed to resign as a director effective prior to our 2014 Annual Meeting and, if recommended by our Nominating Committee and nominated by our Board, stand for re-election at such meeting.

Set forth below is information concerning each of our directors, and the key experience, qualifications and skills he or she brings to the Board.

The Nominees

Philip E. Mallott, 55, became one of our directors in July 2012, as he was elected by the Board to fill the vacancy created by the resignation of Norman Axelrod and currently serves as a Class III director.  Mr. Mallott retired as Vice President, Finance and Chief Financial Officer of Intimate Brands, Inc., a former subsidiary of Limited Brands, Inc., and is currently a director of Big Lots, Inc., a discount retailer (“Big Lots”), and is the chair of its audit committee. He most recently provided retail stock research as an independent consultant to Westminster Research Associates LLC and, prior to that, as an analyst for Coker & Palmer, Inc.  Mr. Mallott previously served as a director of Tween Brands, Inc. from 2000 to 2009. Mr. Mallott’s experience as a certified public accountant, his service on the boards of other public companies and charitable organizations, and his experience in leadership roles with other retailers led to the conclusion that he should serve as a director on the Board.

C. Scott O’Hara, 51, became one of our directors in February 2013, as he was elected by the Board to fill a vacancy created upon an increase in the size of our Board.  Mr. O’Hara was an Executive Vice President of H.J. Heinz Company, a leading producer and marketer of healthy and convenient foods (“Heinz”), serving as President and Chief Executive Officer of Heinz North America from July 2009 to August 2012.  He previously served as Heinz’s Executive Vice President and Chief Executive Officer of Heinz Europe and formerly as Executive Vice President -- Asia Pacific/Rest of World.  Prior to joining Heinz in 2006, Mr. O’Hara was an executive of the Gillette Company serving in various global operating and management roles for 14 years.  He currently serves on the board of directors of Ecolab Inc., a leader in water, hygiene and energy technologies and services, and is a member of its finance and safety, health and environment committees, and previously served on its audit committee.  Mr. O’Hara’s knowledge of the food industry and his international business experience led to the conclusion that he should serve as a director on the Board.

Richard J. Wallace, 62, became one of our directors in July 2010 and currently serves as a Class I director.  Mr. Wallace served as a Senior Vice President for Research and Development at GlaxoSmithKline (“GSK”), a global pharmaceutical company, from 2004 until his retirement in 2008.  Prior to that, he served in various executive capacities for GSK and its predecessor companies and their subsidiaries from 1992 to 2004.  Mr. Wallace’s experience prior to joining GSK included eight years with Bristol-Myers Squibb Company and seven years at Johnson & Johnson (in assignments spanning marketing, sales, manufacturing and general management).  Mr. Wallace is also a director of ImmunoGen, Inc. and served as a director of Clinical Data Inc. from September 2007 to April 2011.  Mr. Wallace’s years of experience at several large pharmaceutical and consumer products companies and his significant corporate governance experience through his service on the boards of directors of other companies led to the conclusion that he should serve as a director on the Board.

The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 1.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES AS CLASS II DIRECTORS.

Class III -- Directors Currently Scheduled to Remain in Office until Our 2014 Annual Meeting of Stockholders

Jeffrey P. Berger, 63, became one of our directors in March 2011.  Since 2008, Mr. Berger has served as a consultant to Heinz.  From 2007 to 2008, Mr. Berger was the Chairman of Global Foodservice of Heinz.  From 2005 to 2007, Mr. Berger was the Executive Vice President, President and Chief Executive Officer of Heinz Foodservice.  From 1994 to 2005, Mr. Berger was President and Chief Executive Officer of Heinz North America Foodservice.  Mr. Berger currently serves on the board of directors of Big Lots and chairs its nominating/corporate governance committee.  Mr. Berger’s years of experience as an executive officer at Heinz, in addition to his public company board experience, led to the conclusion that he should serve as a director on the Board.

Joseph Fortunato, 60, became the Chairman of our board of directors in July 2012 and has served as one of our directors since March 2007. He has also served as our Chief Executive Officer or President and Chief Executive Officer since November 2005.  Mr. Fortunato previously served as Senior Executive Vice President and Chief Operating Officer from June 2005 until November 2005.  Beginning in November 2001 until June 2005, Mr. Fortunato served as Executive Vice President and Chief Operating Officer of General Nutrition Companies, Inc.  From October 2000 until November 2001, he served as its Executive Vice President of Retail Operations and Store Development.  Mr. Fortunato began his employment with General Nutrition Companies, Inc. in October 1990 and has held various positions, including Senior Vice President of Financial Operations from 1997 to 1998, and Director of Financial Operations from 1990 to 1997.  From 1984 to 1988, Mr. Fortunato was President of Fortunato & Associates Financial Consulting Group.  From 1975 to 1984, Mr. Fortunato was the Controller of Motor Coils Manufacturing Company, a manufacturer of traction motors for locomotives and oil drilling rigs.  Mr. Fortunato earned his undergraduate degree in Finance at Duquesne University in 1975.  Mr. Fortunato currently serves on the boards of directors of KUE Management Inc., a provider of education programs and services and Mattress Firm Holding Corp., a leading specialty retailer of mattresses and related products and accessories.  Mr. Fortunato’s years of experience with us, his comprehensive knowledge of our business and perspective of our day-to-day operations led to the conclusion that he should serve as a director on the Board.

Michael F. Hines, 57, became one of our directors in November 2009 and was appointed as Lead Independent Director in July 2012.  Mr. Hines was the Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc., a sporting goods retailer, from 1995 to March 2007.  From 1990 to 1995, he held management positions with Staples, Inc., most recently as Vice President, Finance.  Earlier, he spent 12 years in public accounting, the last eight years with the accounting firm Deloitte & Touche, LLP in Boston.  Since 2007, Mr. Hines has served on the board of directors of The TJX Companies, Inc., and is the chair of its audit committee and a member of its finance committee.  Since 2011, he has served on the board of directors of Dunkin Brands Group, Inc., the parent company of Dunkin’ Donuts and Baskin-Robbins, and chairs both its audit committee and its nominating and corporate governance committee.  From 2003 to 2007, he served on the board of directors of Yankee Candle, Inc.  Mr. Hines’s experience as a financial executive and certified public accountant, coupled with his extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large retailers, led to the conclusion that he should serve as a director on the Board.

Mr. Mallott currently serves as a Class III director.  He has agreed to resign effective upon the commencement of the Annual Meeting and stand for election as a Class II director.  The biography for Mr. Mallott is set forth above as a Nominee.

Class I -- Directors Currently Scheduled to Remain in Office until Our 2015 Annual Meeting of Stockholders

Andrew Claerhout, 41, became one of our directors in May 2009.  Mr. Claerhout is currently a Vice President of Teachers’ Private Capital (“TPC”), the private equity arm of Ontario Teachers’ Pension Plan Board.  Mr. Claerhout joined TPC in 2005 from EdgeStone Capital Partners.  Previously, Mr. Claerhout worked at Pacific Equity Partners in Australia and Bain & Company in Canada and in Hong Kong.  Mr. Claerhout has been involved in a number of private equity transactions across various industries while at TPC.  Mr. Claerhout currently sits on the boards of directors of Easton-Bell Sports, Exal, Munchkin, Alliance Laundry Systems and Dematic.  Mr. Claerhout’s years of experience in mergers and acquisitions, corporate finance and the retail and consumer products industries led to the conclusion that he should serve as a director on the Board.

David B. Kaplan, 45, became one of our directors in February 2007.  Mr. Kaplan is a founding member and Senior Partner of Ares Management LLC, an alternative asset management investment firm, where he serves on the firm’s Executive Committee and co-heads the Private Equity Group.  Prior to Ares, he was with Shelter Capital Partners, LLC, where he was a Senior Principal from June 2000 to April 2003.  From 1991 through 2000, Mr. Kaplan was affiliated with, and a Senior Partner of, Apollo Management, L.P. and its affiliates, during which time he completed multiple private equity investments from origination through exit.  Mr. Kaplan currently serves as

Chairman of the boards of directors of 99¢ Only Stores and Smart & Final Holdings, Inc., and as a member of the boards of directors of Floor and Decor Outlets of America, Inc. and Stream Global Services, Inc.  Mr. Kaplan’s previous public company board of directors experience includes Maidenform Brands, Inc., where he served as the company’s Chairman, Orchard Supply Hardware Stores Corporation, Dominick’s Supermarkets, Inc. and Allied Waste Industries Inc. Mr. Kaplan has over 20 years of experience managing investments in, and serving on the boards of directors of, companies operating in various industries, including the retail and consumer products industries, which led to the conclusion that he should serve as a director on the Board.

Amy B. Lane, 60, became one of our directors in June 2011.  Ms. Lane was a Managing Director and Group Leader of the Global Retailing Investment Banking Group at Merrill Lynch & Co., Inc., an investment bank, from 1997 until her retirement in 2002.  Ms. Lane previously served as a Managing Director at Salomon Brothers, Inc., an investment bank, where she founded and led the retail industry investment banking unit.  Ms. Lane has served on the board of directors of The TJX Companies, Inc., a retailer of apparel and home fashions, since 2005, and was also a director of Borders Group, Inc., a book and music retailer, from 1995 to 1999 and from 2001 to 2009.  Ms. Lane’s experience as the leader of two investment banking practices covering the global retailing industry has given her substantial experience with financial services, capital markets, finance and accounting, capital structure, acquisitions and divestitures in the retail industry as well as management, leadership and strategy, which led to the conclusion that she should serve as a director on the Board.

Mr. Wallace currently serves as a Class I director.  He has agreed to resign effective upon the commencement of the Annual Meeting and stand for election as a Class II director.  The biography for Mr. Wallace is set forth above as a Nominee.

OTHER BOARD INFORMATION

Board Composition

The Board is currently composed of Jeffrey P. Berger, Andrew Claerhout, Joseph Fortunato, Michael F. Hines, David B. Kaplan, Johann O. Koss, Amy B. Lane, Philip E. Mallott, C. Scott O’Hara and Richard J. Wallace.  Norman Axelrod, Brian Klos and Romeo Leemrijse each served as a director of the Company for a portion of fiscal 2012.  Mr. Axelrod resigned on July 19, 2012, and prior to his resignation served as Chairperson of the Board and also served as a member of our Compensation Committee. Messrs. Klos and Leemrijse both resigned on October 18, 2012 and neither of them were members of one of our Board committees.  Mr. Mallott was elected as a director by the Board on July 19, 2012 to fill the vacancy created by the resignation of Mr. Axelrod.  Also, effective July 19, 2012, the Board elected Mr. Fortunato, our President and Chief Executive Officer, to serve as Chairman of the Board, and appointed Mr. Hines to serve as Lead Independent Director of the Board.  Upon the resignations of Messrs. Klos and Leemrijse, the Board reduced the size of the Board from eleven to nine.  Effective February 27, 2013, the size of the Board was increased to ten and Mr. O’Hara was elected as a director by the Board to fill the vacancy created by such increase.  Mr. Koss has determined that he will not serve another term as a director of the Company and therefore will no longer be a director of the Company after the Annual Meeting.  In order to balance the number of directors in each class, Messrs. Wallace and Mallott have each agreed to resign from their positions on the Board as Class I and Class III directors, respectively, effective as of the Annual Meeting and stand for election as Class II directors along with C. Scott O’Hara.  Following the Annual Meeting, and assuming the elections of Messrs. Mallott, O’Hara and Wallace, the Board shall consist of nine members, with three directors in each class.

The Board has adopted Corporate Governance Guidelines, which are available on the Corporate Governance page of the Investor Relations section of our website located at www.gnc.com and will be provided to any stockholder free of charge upon request.

Board Meetings in 2012

The Board held seven meetings during our fiscal year ended December 31, 2012.

Director Attendance

During our fiscal year ended December 31, 2012, all of our directors attended at least 75% of the total number of meetings of the Board and committees on which he or she served that were held during the period he or she served as a director or committee member, as applicable.  The Annual Meeting will be our second annual meeting of stockholders since we completed our initial public offering (the “IPO”) in April 2011. We encourage, but do not require, our directors to attend our annual meetings of stockholders.

Director Independence

Our Common Stock has been listed for trading on the NYSE under the symbol “GNC” since March 31, 2011. The Board, upon the findings of the Nominating Committee, has determined that each of Ms. Lane and Messrs. Berger, Hines, Koss, Mallott, O’Hara and Wallace is “independent” within the meaning of Rule 303A.02 of the NYSE Listed Company Manual.

Leadership Structure

In July 2012, the Board adopted guidelines that provide that the Board has the discretion and flexibility to decide if the roles of the Chief Executive Officer and Chairperson of the Board are to be separate or combined.  In the event that the Chairperson of the Board is not an independent director, the Nominating Committee may designate an independent director to serve as the Lead Independent Director to facilitate communications between members of the Board and the Chairperson and/or Chief Executive Officer, chair meetings of the non-management or independent directors in executive session and otherwise consult with the Chairperson and/or Chief Executive Officer on matters relating to corporate governance and Board performance.

Currently, our leadership structure does not separate the offices of Chief Executive Officer and Chairman of the Board, with Mr. Fortunato serving in both positions.  Mr. Hines has been designated as Lead Independent Director.  The Company believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision making and alignment on corporate strategy.

Risk Oversight

The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements. The Nominating Committee is responsible for managing risks relating to our director compensation policies and arrangements, the independence of the Board and other corporate governance matters. While each of the Committees is responsible for evaluating certain risks and overseeing the management of such risks, the Board as a whole is regularly informed of the conclusions of such evaluations through reports of the Committees.

Board Committees

Each of the Committees is a standing committee of the Board. The Board has adopted a written charter for each of the Committees, which are all available on the Corporate Governance page of the Investor Relations section of our website located at www.gnc.com and will be provided to any stockholder free of charge upon request.

Audit Committee

The Audit Committee held ten meetings during our fiscal year ended December 31, 2012 and consists of Johann O. Koss, Philip E. Mallott and Michael F. Hines, who acts as its chair. The Board has determined that each of Messrs. Hines and Mallott qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and has the attributes set forth in such section.

The principal duties and responsibilities of the Audit Committee are as follows:

·                  to monitor our financial reporting process and internal control system;

·                  to appoint and replace our independent registered public accounting firm from time to time, determine its compensation and other terms of engagement and oversee its work;

·                  to oversee the Company audit and financial statements and disclosure;

·                  to oversee the performance of our internal audit function; and

·                  to oversee our compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

The Compensation Committee held six meetings during our fiscal year ended December 31, 2012 and consists of Jeffrey P. Berger, Amy B. Lane, Philip E. Mallott and Richard J. Wallace, who acts as its chair.  Ms. Lane acted as chair of the Compensation Committee until January 2013, when Mr. Wallace was elected as chair.

The principal duties and responsibilities of the Compensation Committee are as follows:

·                  to oversee the development and implementation of our executive compensation policies and objectives;

·                  to determine the structure of our executive compensation packages generally;

·                  to determine the actual compensation paid to each of our senior executives and evaluate the performance of our Chief Executive Officer;

·                  to determine stock ownership guidelines for the Company’s executives and monitor compliance with such guidelines;

·                  to review potential risk to the Company from its compensation policies and program, including incentive compensation plans; and

·                  to review and recommend to the Board for approval the frequency with which the Company will conduct stockholder advisory votes on executive compensation, taking into account the results of the most recent stockholder advisory vote.

Prior to April 2012, the Compensation Committee also oversaw the development and implementation of our non-employee director compensation policies and objectives, and determined the structure of our non-employee director compensation packages. In April 2012, based on the recommendations of the Compensation Committee and the Nominating Committee, the Board delegated to the Nominating Committee all responsibilities and duties related to the compensation of the Company’s non-employee directors.

Compensation Committee Interlocks and Insider Participation. For our fiscal year ended December 31, 2012, (i) no member of the Compensation Committee has (a) served as one of our officers or employees or (b) had any relationship requiring disclosure under Item 404 of Regulation S-K, and (ii) none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating Committee held four meetings during our fiscal year ended December 31, 2012 and consists of Amy B. Lane, Richard J. Wallace and Jeffrey P. Berger, who acts as its chair.

The principal duties and responsibilities of the Nominating Committee are as follows:

·                  to establish criteria for board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

·                  to make recommendations to the Board regarding board governance matters and practices; and

·                  to determine the structure and oversee the development and implementation of our director compensation policies and objectives.

Director Qualifications; Nominating Committee Process. The Nominating Committee’s policy is to identify potential nominees from any properly submitted nominations, including any properly submitted nominations from our stockholders, and subsequently evaluate each potential nominee. To properly submit a nomination, our stockholders must provide timely notice of such nomination in accordance with Section 5(b) of our Fifth Amended and Restated Bylaws (the “Bylaws”).

To be timely, notice of a proposed nomination must be delivered to or mailed and received at the Company’s principal executive offices not earlier than 120 days nor fewer than 90 days in advance of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of its stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not earlier than the 120th day prior to the date of such annual meeting nor later than the later of (i) the 90th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of such meeting date is first made.

In addition to information regarding the nominating stockholder as set forth in the Company’s amended and restated by-laws, such stockholder’s notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

·                  the name, age, business address and residence address of such individual;

·                  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual;

·                  the date such shares were acquired and the investment intent of such acquisition;

·                  whether such stockholder believes any such individual is, or is not, “independent” as set forth in the requirements established by NYSE or any other exchange or automated quotation service on which the Company’s securities are listed, and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make either such determination; and

·                  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

Any such submission must be accompanied by the written consent of the individual whom the stockholder proposes to nominate to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating Committee may, but is not required to, consider nominations not properly submitted in accordance with the Company’s Corporate Governance Guidelines, and the committee may request further information and documentation from any proposed nominee or from any stockholder proposing a nominee.  All nominees properly submitted to the Company (or which the Nominating Committee otherwise elects to consider) will be evaluated and considered by members of the Nominating Committee using the same criteria as nominees identified by the Nominating Committee itself.

The Nominating Committee conducts the appropriate and necessary inquiries (as determined by the Nominating Committee) with respect to the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, recommends to the Board for its approval the slate of director nominees to be nominated for election at our annual meeting of stockholders. The Nominating Committee considers potential nominees without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating Committee has not adopted a formal policy with respect to diversity.

Code of Ethics

We have adopted a Code of Ethics applicable to our Chief Executive Officer and senior financial officers and a Code of Business Conduct and Ethics that is applicable to all employees.  Each document is available on the Corporate Governance page of the Investor Relations section of our website located at www.gnc.com and will be provided to any stockholder free of charge upon request.  Any amendments to or waivers from our Code of Ethics with respect to our Chief Executive Officer and senior financial officers will also be disclosed on our website.  Each year, employees receive training with respect to the expectations specified in the Code of Business Conduct and Ethics, and acknowledge that they understand their responsibilities and will comply with all aspects of the Code of Business Conduct and Ethics.

Stockholder Communications

The Board welcomes communications from our stockholders. Stockholders may send communications to the Board, or to any particular director, to the following address: GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania, 15222, Attention: Secretary. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Former Greater than 5% Stockholders: Ares and OTPP (the “Sponsors”)

When we completed our IPO on April 6, 2011, Ontario Teachers’ Pension Plan Board (“OTPP”) owned 100% of the outstanding shares of our Class B common stock (at the election of OTPP, converted to Class A Common Stock in March 2012) and OTPP and Ares Corporate Opportunities Fund II, L.P. (“Ares” and together with OTPP, our former “Sponsors”) combined to own approximately 63% of the outstanding shares of our Common Stock.  As we consummated our IPO, we were party, along with the Sponsors, to an amended and restated stockholders agreement (the “Amended and Restated Stockholders Agreement”).  The Amended and Restated Stockholders Agreement contained registration rights that required us to register shares of Common Stock held by the stockholders who are parties to such agreement in the event we register for sale, either for our own account or for the account of others, shares of Common Stock. Subsequent to the IPO, certain of our stockholders (including our former Sponsors) completed the following registered secondary offerings of our Common Stock:

·      in October 2011, 23.0 million shares at $24.75 per share;

·      in March 2012, 19.6 million shares at $33.50 per share;

·      in August 2012, 10.0 million shares at $38.42 per share; and

·      in November 2012, 11.7 million shares at $35.20 per share.

In conjunction with the August 2012 offering, we repurchased an additional six million shares of Common Stock from Ares as part of a share repurchase program (as discussed below).  As of December 31, 2012, Ares does not own any shares of our capital stock and OTPP owns less than 10,000 shares of Common Stock.  No shares of Class B common stock are currently outstanding.

Stockholders Agreements

Amended and Restated Stockholders Agreement

On February 8, 2007, together with our wholly owned subsidiary, GNC Acquisition Inc., we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GNC Parent Corporation. Pursuant to the Merger Agreement and on March 16, 2007, GNC Acquisition Inc. was merged with and into GNC Parent Corporation, with GNC Parent Corporation as the surviving corporation and our wholly owned subsidiary (the “Merger”). Upon consummation of the Merger, we entered into a stockholders agreement with each of our stockholders at such time, which included certain of our directors, employees, members of our management and our principal stockholders. The agreement was amended and restated in connection with the consummation of the IPO on April 6, 2011 to provide for registration rights (as discussed above).  The Amended and Restated Stockholders Agreement is no longer in effect.

Stockholders Agreement

The Company also entered into a Stockholders Agreement, dated April 6, 2011, by and among the Company, Ares and OTPP (the “Stockholders Agreement”), which provided that the Board would consist of at least nine members and that the Sponsors would have certain rights to nominate to the Board, subject to their election by our stockholders.  Of the current directors, Mr. Kaplan was originally designated by Ares, Mr. Claerhout was originally designated by OTPP, and Messrs. Berger, Hines and Wallace were jointly designated by the Sponsors.  Further, Mr. Fortunato was elected to the Board in accordance with the Stockholders Agreement, which provided that our Chief Executive Officer would sit on the Board.  The Stockholders Agreement also provided that, for so long as the Sponsors collectively owned more than one third of the then outstanding shares of Common Stock, certain corporate actions would require Sponsor approval.  Now, neither of the Sponsors owns more than 5% of the outstanding shares of Common Stock and such provisions are no longer applicable.

Lease Agreements

General Nutrition Centres Company, our indirect wholly owned subsidiary, is party, as lessee, to 16 lease agreements with Cadillac Fairview Corporation (“Cadillac Fairview”), as lessor, and one lease agreement with Ontrea, Inc. (“Ontrea”), as lessor, with respect to properties located in Canada.  Each of Cadillac Fairview and Ontrea is a direct wholly owned subsidiary of OTPP. For our fiscal year ended December 31, 2012, we paid $2.4 million and $0.2 million under the lease agreements with Cadillac Fairview and Ontrea, respectively.  As of December 31, 2012, the aggregate future minimum lease payments under the lease agreements with Cadillac Fairview and Ontrea were $9.0 and $0.7 million, respectively.  Each lease was negotiated in the ordinary course of business on an arm’s length basis.

Share Repurchase

On August 9, 2012, in conjunction with our August 2012 secondary offering, the Company entered into an agreement to repurchase six million shares of Common Stock directly from Ares at a price of $38.42 per share, the same price per share as the pricing of the August 2012 offering.  The repurchase was made pursuant to the Company’s previously announced $300 million share repurchase program and was negotiated and approved by an independent committee of the Board consisting of Messrs. Berger and Hines and Ms. Lane.

Procedures for Transactions with Related Persons

We recognize that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest.  Our general policies with respect to such transactions are included in our Code of Business Conduct and Ethics.  All employees are required to follow the Code of Business Conduct and Ethics and the Audit Committee of the Board, along with a Corporate Compliance Group lead by our Chief Legal Officer, oversee our Code of Business Conduct and Ethics.  Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, the Board reviews potential transactions with those parties we have identified as related parties prior to the consummation of the transaction, and we adhere to the general policy that such transactions should only be entered into if they are approved by the Board, in accordance with applicable law, and on terms that, on the whole, are no more or less favorable than those available from unaffiliated third parties.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers.

Name	Age	Position
Joseph Fortunato	60	Chairman of the Board, President and Chief Executive Officer
Michael M. Nuzzo	42	Executive Vice President and Chief Financial Officer
Thomas Dowd	49	Executive Vice President, Chief Merchandising Officer and General Manager
Andrew S. Drexler	42	Senior Vice President Finance and Corporate Controller
Darryl V. Green	52	Senior Vice President, International and Domestic Franchising
Michael Locke	67	Senior Vice President of Manufacturing
Guru Ramanathan	50	Senior Vice President and Chief Innovation Officer
Gerald J. Stubenhofer, Jr.	44	Senior Vice President, Chief Legal Officer and Secretary

The biography for Mr. Fortunato is set forth above under “Election of Three Class II Directors (Proposal 1) – Directors Currently Scheduled to Remain in Office until Our 2014 Annual Meeting of Stockholders.”

Michael M. Nuzzo became our Executive Vice President and Chief Financial Officer in September 2008.  From 1999 to 2008, Mr. Nuzzo served in various senior level finance and retail operations and strategic planning roles with Abercrombie & Fitch, a specialty retailer of casual clothing for men, women and children.  Mr. Nuzzo served as: Senior Vice President — Finance from June 2008 to September 2008 responsible for overseeing corporate finance, financial planning and analysis, treasury, budgeting and accounting operations and investor relations; and Vice President — Finance from January 2006 to May 2008, as a liaison to the audit committee and responsible for overseeing corporate finance, financial planning and analysis and treasury, budgeting and accounting operations.  Prior to his work in the retail sector, Mr. Nuzzo was a senior consultant with William M. Mercer and Medimetrix Group.  Mr. Nuzzo earned his undergraduate degree in Economics from Kenyon College in 1992 and also received his MBA in Finance and Accounting from the University of Chicago in 1998.

Thomas Dowd became our Executive Vice President, Chief Merchandising Officer and General Manager in June 2011, having served as Executive Vice President of Store Operations and Development since May 2007.  From December 2005 until May 2007, Mr. Dowd served as Senior Vice President and General Manager of Retail Operations of General Nutrition Corporation and as Senior Vice President of Stores since March 2003.  From March 2001 until March 2003, Mr. Dowd was President of Healthlabs, LLC, an unaffiliated contract supplement manufacturing and product consulting company.  Mr. Dowd was Senior Vice President of Retail Sales from May 2000 until March 2001, and Division Three Vice President of General Nutrition Corporation from December 1998 to May 2000.

Andrew S. Drexler became our Senior Vice President Finance and Corporate Controller in September 2011.  Prior to GNC, Mr. Drexler served in several capacities for Wal-Mart Stores, Inc. (“Walmart”) beginning in 2001, including serving as Vice President of Finance, Information Systems Division from 2010 – 2011,Vice President of Finance, Membership, Marketing, Operations and Ecommerce for the Sam’s Club Division from 2008 – 2010, Vice President of Shared Services from 2006 – 2008, Vice President & Assistant Corporate Controller from 2004 – 2006, Director of Financial Reporting from 2003 – 2004, Finance Director for Mergers and Acquisitions for the International Division from 2001 – 2003 and Research and Analysis Manager of Mergers and Acquisitions for the International Division from 2001 - 2002.  Prior to Walmart, Mr. Drexler served in several capacities for PricewaterhouseCoopers including Manager of Assurance and Business Advisory Services from 1993 – 2001.  Mr. Drexler is a certified public accountant.

Darryl V. Green became our Senior Vice President, International and Domestic Franchising in October 2011, having served as Senior Vice President of Domestic Store Operations since July 2011.  From August 2005 to July 2011, Mr. Green served as Senior Vice President of Domestic Franchising.  From November 2003 until August 2005, Mr. Green served as Vice President of Retail Operations for the Southeast United States.  Mr. Green began his employment with GNC in 1983 and has served in various retail, marketing and franchising positions with us, including Vice President of Retail Sales from June 1999 to June 2001, Vice President of Retail Operations for the Southeast United States from November 1997 to June 1999 and Divisional Merchandise Manager from January 1995 to November 1997.  Mr. Green has informed the Company of his intention to retire at the end of April 2013.

Michael Locke became our Senior Vice President of Manufacturing in June 2003. From January 2000 until June 2003, Mr. Locke served as the head of North American Manufacturing Operations for Numico, the former parent company of General Nutrition Companies, Inc.  From 1994 until 1999, he served as Senior Vice President of Manufacturing of Nutra Manufacturing, Inc. (f/k/a General Nutrition Products, Inc. and former subsidiary General Nutrition Companies, Inc.), and from 1991 until 1993, he served as Vice President of Distribution.  From 1986 until 1991, Mr. Locke served as Director of Distribution of General Nutrition Distribution Company, our indirect subsidiary.  Mr. Locke has informed the Company of his intention to retire at the end of April 2013.

Guru Ramanathan, Ph.D., became our Senior Vice President and Chief Innovation Officer in December 2009 having previously served as Senior Vice President of Product and Package Innovation since February 2008 and Senior Vice President of Scientific Affairs since April 2007.  He served as Vice President of Scientific Affairs from December 2003 to April 2007.  Dr. Ramanathan began his employment as Medical Director of General Nutrition Corporation in April 1998.  Between August 2000 and December 2003, he also provided scientific and clinical trials oversight for the North American subsidiaries of Royal Numico, the former parent company of General Nutrition Corporation.  Prior to joining General Nutrition Corporation, Dr. Ramanathan worked as Medical Director and Secretary for the Efamol subsidiary of Scotia Pharmaceuticals in Boston.  Between 1984 and 1998, in his capacity as a pediatric dentist and dental surgeon, Dr. Ramanathan held various industry consulting and management roles, as well as clinical, research and teaching appointments in Madras, India, and Tufts University and New England Medical Center in Boston, Massachusetts.  Dr. Ramanathan earned his PhD in Innovation Management from Tufts University and his MBA from Duke University’s Fuqua School of Business.

Gerald J. Stubenhofer, Jr. became our Senior Vice President, Chief Legal Officer and Secretary in September 2007.  From January 2005 to September 2007, Mr. Stubenhofer was a Partner at McGuireWoods LLP, a large international law firm, and represented various companies in complex commercial litigation matters.  While at McGuireWoods LLP, Mr. Stubenhofer served as Co-Chair of the firm’s Franchise and Distribution practice group.  Prior to January 2005, Mr. Stubenhofer was an Associate at McGuireWoods LLP.  From June 1997 to November 1999, Mr. Stubenhofer served as our Assistant General Counsel.  Mr. Stubenhofer earned undergraduate degrees in Philosophy and Political Science from Allegheny College in 1991 and earned his JD from the University of Pittsburgh School of Law in 1994.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers. These individuals are referred to collectively as the “Named Executive Officers.”

For 2012, the Named Executive Officers were:

Name	Title

Joseph Fortunato	Chairman of the Board, President and Chief Executive Officer

Michael M. Nuzzo	Executive Vice President and Chief Financial Officer

Thomas Dowd	Executive Vice President, Chief Merchandising Officer and General Manager

Gerald J. Stubenhofer, Jr.	Senior Vice President, Chief Legal Officer and Secretary

Guru Ramanathan	Senior Vice President and Chief Innovation Officer

Executive Summary

We believe our business benefits from an exceptional management team that is responsible for establishing our leadership in the nutritional supplement industry and our achievement of:

·      17.3% total revenue growth in 2012, reflecting strong revenue growth in each of our three segments (Retail, Franchise and Manufacturing/Wholesale);

·      domestic company-owned same store sales growth of 11.5%, including GNC.com sales;

·      growth of GNC.com sales by 28.9%;

·      generating net cash from operating activities of $221.2 million, repurchasing $360.0 million in Common Stock and paying $45.2 million in Common Stock dividends;

·      opening of 142 net new domestic company-owned stores, 240 net new international franchise locations, 56 net new Rite Aid franchise store-within-a-store locations and 25 net new domestic franchise locations; and

·      30 consecutive quarters of positive domestic company-owned same store sales growth.

Mr. Fortunato, our Chairman of the Board, President and Chief Executive Officer, has been with us for over 20 years and as Chief Executive Officer since 2005. Under his leadership we have been able to expand our store and franchise network to more than 8,100 locations, of which more than 6,100 retail locations are in the United States (including 949 franchise and 2,181 Rite Aid franchise store-within-a-store locations), and franchise operations in 54 international countries (including distribution centers where retail sales are made). In addition, we have grown our market leading position, and, based on information we compiled from the public securities filings of our primary competitors, our network of domestic retail locations is now approximately eleven times larger than the next largest U.S. specialty retailer of nutritional supplements. We have sought to establish competitive compensation programs that enable us to attract and retain skillful, experienced and dedicated executives as well as motivate management to maximize performance while building stockholder value.

2012 was our first full year as a publicly traded company. Historically, our executive compensation program has been structured to generate and reward superior company performance by establishing compensation packages under which variable, or incentive, compensation is weighted more heavily than base salary. We have established compensation programs to motivate our executives to focus on both our short- and long-term performance by providing a mix of short- and long-term incentive compensation in the form of annual cash incentive compensation and long-term equity-based incentive compensation. We believe that this approach aligns the incentives to our executives with the interests of our stockholders. Although we have retained these philosophies, we have continued to modify certain aspects of our executive compensation program since becoming a publicly traded company, primarily in the area of variable compensation.

Long-term Incentive Compensation.   During fiscal 2012, we continued to transition our long-term incentive program from one that was (prior to our IPO) composed entirely of stock options to one that more effectively utilizes our shares and achieves our objectives. We believe that granting “full-value” awards, such as restricted stock and restricted stock units, cultivates an ownership mentality among our executives and, when combined with stock options, effectively focuses management on achieving our strategic and financial objectives, thereby more closely aligning the interests of our executives with the long-term interests of our stockholders.

In December 2011, for fiscal year 2012, we granted our Named Executive Officers stock options and time-vested restricted shares (which were reflected in our 2011 Summary Compensation Table). Then, in October 2012, we approved a new long-term incentive program for our executives, including our Named Executive Officers. Our new long-term incentive program uses restricted stock units instead of restricted shares, increases the weighting of restricted stock units as compared to stock options, and introduces a performance-based vesting component with respect to a portion of the award as well. Under the new program, our Named Executive Officers receive an annual award composed of a mix of time-vested restricted stock units (“RSUs”) (50% of the total award value), stock options (25% of the total award value) and performance-vested restricted stock units (“PSUs”) (25% of the total award value), with the RSUs vesting over three years, the options vesting over four years and the PSUs vesting at the end of three years contingent on performance.

It is expected that the next annual grants under our new long-term incentive program are likely to be made by April 2014. Because of the significant delay between the initial grants under our new program in October 2012 and the next expected grants by April 2014, the total award values for the October 2012 grants were generally increased to 150% of the values that would otherwise have been granted. Since performance goals for the PSUs were not established until the start of 2013, the “Stock Award” column in the Summary Compensation Table below does not reflect the PSU component of the October 2012 grants; instead the PSUs will be reflected in our Summary Compensation Table next year. For more information, see “–Elements of Compensation – Long-term Incentive Compensation” below.

Annual Cash Incentive Compensation.  In 2012, we adopted an annual cash incentive compensation program for our executives, including each of the Named Executive Officers, that introduced two new performance metrics (in addition to EBITDA (as defined below), which had been the only performance metric used for annual bonuses prior to our IPO) – transaction counts (weighted 10%) and domestic company-owned same store sales growth (weighted 10%, with EBITDA weighted the remaining 80%). We believed that these additional criteria would incentivize our executives to focus on multiple performance drivers throughout our business. 2012 was a very successful year with respect to each of these metrics, and all of our Named Executive Officers earned their maximum annual bonuses. For information, see “ –Elements of Compensation – Annual Cash Incentive Compensation” below.

Other 2012 Compensation Highlights

·      At our 2012 annual meeting, our stockholders approved, on a non-binding, advisory basis, the “say-on-pay” proposal with respect to our 2011 executive compensation program by a percentage of 99%. We considered the results of this vote and, in light of this overwhelming stockholder support, we did not make any specific changes to our 2012 executive compensation program based on the outcome of the say-on-pay vote.

·      In 2012, in an effort to simplify our compensation program, the Compensation Committee decided to terminate the payment of perquisite allowances for our Named Executive Officers, except as described below under “ –Elements of Compensation – Benefits and Perquisites.”

·      In March 2013, the Compensation Committee reviewed our executive compensation program with management from a risk perspective and determined that there are no risks created by our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered various factors, including the balance between annual and long-term compensation and between fixed and variable compensation, the use of multiple types of long-term incentive awards, the use of multiple performance criteria (including both short- and long-term criteria) for payment of incentive compensation, the use of performance measures that are intended to increase shareholder value if goals are achieved, and various compensation policies and practices that mitigate excessive risk (including substantial stock ownership requirements for key executives, the clawback feature of the Company’s equity awards, the Committee’s negative discretion to reduce the amount of incentive awards, and the prohibition on hedging or pledging of Company stock by executives).

Compensation Policies and Objectives

The primary objectives of our executive compensation program are to (i) align cash and stock-based rewards with individual performance that creates stockholder value, (ii) attract and retain high quality employees, (iii) build an ownership mentality among our key employees and (iv) provide cost effective cash and stock-based rewards that are competitive with other organizations and fair to our stockholders and employees. These objectives apply to the compensation of the Named Executive Officers, and to the elements of their respective executive compensation packages as follows:

Base Salary. The objective in determining base salaries for the Named Executive Officers is to set base salaries at levels that are (i) sufficient to attract and retain high quality, qualified employees and (ii) perceived as fair to our stockholders and employees. The Compensation Committee seeks to set base salaries at levels that are competitive with a peer group of companies. In addition, base salaries are influenced by the complexity and level of the applicable position.

Annual Cash Incentive Compensation. We use annual cash incentive compensation to incentivize the Named Executive Officers to contribute to our growth and financial performance and to provide rewards based on achievement of predetermined goals that are intended to drive increases in stockholder value. As additional cash compensation that is contingent on our financial performance, annual cash incentive compensation augments the base salary component while being tied to our financial performance.

Long-term Incentive Compensation. We believe that stock-based awards are important in building an ownership mentality among our executives and aligning the long-term financial interests of our executives with those of our stockholders. Stock options and time- and performance-vested restricted stock units provide incentives to drive performance, but have long-term horizons because value to our executives is dependent on continued employment and, for the PSUs, on the achievement of pre-established performance goals and, for the stock options, increases in the market value of our Common Stock.

Benefits and Perquisites. The Named Executive Officers are entitled to participate in, and to receive benefits under, the benefit plans, arrangements and policies available to our employees or executives generally. For 2012, in an effort to simplify our compensation program, the Compensation Committee decided to terminate the payment of perquisite allowances for our Named Executive Officers except as described below under “ –Elements of Compensation – Benefits and Perquisites.”

Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee oversees the development and implementation of our executive compensation policies and objectives, determines the structure of our executive compensation packages generally, determines the actual compensation paid to each of our senior executives and evaluates the performance of our Chief Executive Officer. In addition, the Compensation Committee has the authority to (i) review our incentive compensation plans, recommend changes to such plans to the Board and exercise all the authority of the Board with respect to the administration of such plans, and (ii) retain, terminate and set the terms of our and the Compensation Committee’s relationship with any consultants and other outside advisors who assist the Compensation Committee in carrying out its duties.

Role of Management

The Compensation Committee considers the recommendations of management, principally our Chief Executive Officer, when determining the structure of our executive compensation packages generally and the actual compensation paid to each of our senior executives. However, the Compensation Committee does not delegate any of its functions to others in setting compensation, and no Named Executive Officer is a member of the Compensation Committee. In addition, our Chief Executive Officer does not provide recommendations with respect to his own compensation.

Role of Outside Advisors

The Compensation Committee has retained Hay Group as an independent consultant to provide information, advice and recommendations regarding our executive compensation policies and design. In 2012, the Compensation Committee engaged Hay Group to review and provide information, advice and recommendations regarding our executive compensation program generally, as well as the individual compensation packages of each of our senior executives, including the Named Executive Officers. As discussed below under “–Use of Benchmarking Data,” at the direction of the Compensation Committee, Hay Group worked with our Chief Executive Officer and our Human Resources personnel to compare our executive compensation packages to those of a group of comparable companies.

Hay Group reports and provides advice and recommendations to the Compensation Committee and does not report to management or us. Prior to its original engagement in 2011, Hay Group had not previously worked with us in any capacity, nor has it served us in any capacity, other than as a consultant to the Compensation Committee. The Compensation Committee has reviewed and considered information provided to it by Hay Group, the Compensation Committee members and our executive officers, and based on its review and the factors described in the NYSE listing standards and such other factors as it deemed relevant, the Compensation Committee has concluded that Hay Group is independent, that the advice it receives from Hay Group is objective and that Hay Group’s work has not raised any conflict of interest.

Use of Peer Group Data

Since the IPO, the Compensation Committee has sought to determine how our compensation programs compare to other publicly traded companies similar to us. The Compensation Committee seeks to set compensation for the Named Executive Officers at levels that are competitive with similar companies in our industry but consistent with our growth strategy and with an emphasis on variable compensation, rather than fixed compensation. In June 2011, the Compensation Committee directed Hay Group to obtain compensation information on top executives at a group of comparable retail companies suggested by Hay Group and adopted by the Compensation Committee (the “2011 Peer Group”).  The 2011 Peer Group was used to assist the Compensation Committee in comparing our executive compensation program generally, as well as the individual compensation packages of each of our senior executives, to the packages maintained by the companies in the 2011 Peer Group. The 2011 Peer Group was comprised of the following 17 publicly traded retail companies, which the Compensation Committee believed was broadly reflective of the size, scope and complexity of our business at the time; each of our revenue, market capitalization and price to earnings ratio was approximately equal to the median of the 2011 Peer Group:

Big 5 Sporting Goods	Nu Skin Enterprises	Usana Health Sciences

Cabela’s	Perrigo	Village Super Market

Dick’s Sporting Goods	RadioShack	Vitamin Shoppe

Hansen Natural	Sally Beauty Holdings	Weight Watchers

Herbalife	Ulta Salon Cosmetics & Fragrance	Weis Markets

Hibbett Sports	United Natural Foods

In connection with establishing compensation packages for 2012, based in part upon the results of Hay Group’s analysis of compensation information obtained on top executives at companies in the 2011 Peer Group, the Compensation Committee, (i) modified our annual cash incentive compensation program for the Named Executive Officers to provide that cash compensation would be paid based on our achievement of predetermined levels of EBITDA, transaction counts and domestic company-owned same store sales growth, as discussed below under “–Elements of Compensation – Annual Cash Incentive Compensation,” (ii) approved grants of long-term incentive awards in December 2011 for fiscal 2012 to our executives under the Grant Policy (as defined below), including each Named Executive Officer, as discussed below under “–Elements of Compensation – Long-term Incentive Compensation,” (iii) adopted the Executive Stock Ownership Guidelines, as discussed below under “–Executive Officer Stock Ownership Guidelines,” and (iv) adjusted the base salaries of each of our Named Executive Officers, as discussed below under “–Elements of Compensation – Base Salary.”

With the assistance of Hay Group, the Compensation Committee updated its peer group in October 2012 in order to appropriately reflect companies with revenue sizes, sectors and business models similar to our own. The revised peer group (the “2012 Peer Group”), which was used for comparative purposes in setting the levels of the October 2012 long-term equity awards to our Named Executive Officers, is composed of the following 16 companies:

American Eagle Outfitters	Mead Johnson Nutrition	Ulta Salon Cosmetics & Fragrance

Cabela’s	Monster Beverage	Vitamin Shoppe

Dick’s Sporting Goods	Nu Skin Enterprises	Weight Watchers

Domino’s Pizza	Panera Bread	Williams-Sonoma

Fresh Market	Perrigo

Herbalife	Sally Beauty Holdings

Elements of Compensation

Base Salary

We pay base salaries to the Named Executive Officers. With respect to 2012, the Compensation Committee increased the annual base salaries of each of the Named Executive Officers as follows:

Name	2011 Base Salary ($)	2012 Base Salary ($)	Percentage Increase (%)

Joseph Fortunato	1,000,000	1,050,000	5.0

Michael M. Nuzzo	421,700	469,000	11.2

Thomas Dowd	425,000	483,000	13.6

Gerald J. Stubenhofer, Jr.	329,600	361,100	9.6

Guru Ramanathan	309,000	321,400	4.0

Most of this increase for Messrs. Nuzzo, Dowd and Stubenhofer related to the elimination of the perquisites allowances, as discussed below under “Benefits and Perquisites”.

When setting such base salaries, the Compensation Committee (i) intended to more closely align the base salaries of Messrs. Nuzzo, Dowd and Stubenhofer and Dr. Ramanathan to the median base salaries of comparable executives in the 2011 Peer Group and (ii) replaced the payment of annual perquisite allowances with a corresponding increase in base salary, as discussed below under “– Elements of Compensation – Benefits and Perquisites.” The Compensation Committee also considered the following factors: (a) for Mr. Fortunato, the additional leadership responsibilities he has assumed in connection with the ongoing growth in each of our operating segments, (b) for Mr. Nuzzo, the responsibilities associated with being the Chief Financial Officer of a public company, as well as the new responsibilities he assumed as the head of information technology, (c) for Mr. Dowd, the new responsibilities he assumed by leading a number of company initiatives and managing a group of employees that had grown significantly following his promotion in June 2011, (d) for Mr. Stubenhofer, the responsibilities associated with being the Chief Legal Officer of a public company and (e) for Dr. Ramanathan, the new responsibilities he has assumed in his role as Chief Innovation Officer.

Annual Cash Incentive Compensation

Annual cash incentive compensation is documented in an annual plan that is adopted by the Compensation Committee under the GNC Holdings, Inc. 2011 Stock and Incentive Plan (the “2011 Stock Plan”) prior to or during the first quarter of the applicable year. The annual performance bonus for each Named Executive Officer has a target and maximum bonus amount expressed as a percentage of his annual base salary. The respective percentages are determined by position and level of responsibility and are stated in an annual cash incentive compensation plan adopted by the Compensation Committee.

The annual cash incentive plan for 2012 performance (the “2012 Incentive Plan”) was adopted by the Compensation Committee in February 2012 and provided for the following threshold, target and maximum bonus amounts, expressed as a percentage of base salary:

	2012 Incentive Plan

Level	Threshold Amount	Target Amount	Maximum Amount
Chairman of the Board, President and Chief Executive Officer	25%	80%	160%

Executive Vice President	20%	50%	100%

Senior Vice President	15%	40%	80%

The targets under the 2012 Incentive Plan were generally based on our achievement of (i) a predetermined level of earnings before interest, taxes, depreciation and amortization, which is calculated at the end of the year including adjustments disclosed in our quarterly earnings reports (“EBITDA”) and (ii) other objective, quantifiable performance goals related to each participant’s position. With respect to each of our Named Executive Officers, the targets were based on our achievement of EBITDA and transaction counts and domestic company-owned same store sales growth. They were entitled to receive 80% of the target bonus amount if we achieved budgeted EBITDA equal to the target, and 10% for each of the other performance goals we achieved. The EBITDA thresholds and related goals for our Named Executive Officers under the 2012 Incentive Plan were as follows:

Thresholds	2012 Incentive Plan Percentage of Budgeted EBITDA Achieved
Threshold	94.7%

Target	100.0%

Maximum	104.8%

Any cash incentive compensation paid with respect to the performance goals related to transaction counts and domestic company-owned same store sales growth was designed to be paid only if we achieved our respective target for each aspect of our business.

Why We Do Not Disclose the 2012 Incentive Plan Performance Goals

We do not disclose our internal budget for results of operations, including budgeted EBITDA (as determined by management and approved by the Board), transaction counts and domestic company-owned same store sales growth. These amounts constitute confidential financial information, and we believe that their disclosure, whether with respect to historical periods or future periods, would cause us competitive harm by disclosing to competitors key elements of our internal projections.

The Compensation Committee sets the EBITDA and other performance targets at levels it believes are both challenging and achievable. By establishing targets that are challenging, the Compensation Committee believes that performance of our employees, and therefore our performance, is maximized. By setting targets that are also achievable, the Compensation Committee believes that employees remain motivated to perform at the high level required to achieve the targets. In setting and determining the difficulty of achieving these targets, the Compensation Committee considers primarily recent performance under our incentive plans, our internal projections and the assumptions on which our projections are based, including prevailing and expected general economic conditions.

The EBITDA target under the 2012 Incentive Plan represented an increase of 34.8% over the EBITDA target under our 2011 incentive plan, which represented an increase of 16.1% over the EBITDA target under our 2010 incentive plan. Each of these increases exceeded the increase in actual EBITDA achieved in the preceding year. Based primarily on the fact that achieving the EBITDA target under the 2012 Incentive Plan would require us to achieve EBITDA in excess of that which we achieved in 2011, the Compensation Committee believed that achieving 100% or more of budgeted EBITDA and the other performance targets established in the 2012 Incentive Plan, while possible to achieve for the Named Executive Officers, would present a significant challenge.

Results of the 2012 Incentive Plan

Our actual EBITDA for 2012 substantially exceeded our budgeted EBITDA, resulting in EBITDA goal achievement that was well in excess of the maximum level under the 2012 Incentive Plan. We also achieved our goals relating to transaction counts and domestic company-owned same store sales growth. Based on our performance in 2012, each plan participant, including the Named Executive Officers, was paid the maximum annual cash incentive compensation payable under the 2012 Incentive Plan.

While we have experienced success in meeting the established EBITDA and other performance targets, the Compensation Committee may determine in a particular year that, based upon factors other than financial performance, the awarding of all or only part of the bonuses as determined by goal achievement is appropriate. For 2012, the Compensation Committee awarded the full maximum bonuses to each Named Executive Officer based on the goal achievement.

The Named Executive Officers are entitled to annual cash incentive compensation pursuant to the terms of their respective employment agreements. Generally, annual cash incentive compensation is payable only if the Named Executive Officer is employed by us on the date payment is made.

Discretionary Bonuses

Separate and apart from the annual cash incentive plan, the Compensation Committee also has the authority to award discretionary bonuses on an individual basis if it determines that competitive considerations or circumstances require us do so in order to retain qualified executives. The Compensation Committee did not authorize any discretionary bonuses for 2012 outside of the 2012 Incentive Plan.

Long-term Incentive Compensation

Substantially all of our employees, and the employees of our direct and indirect subsidiaries and other affiliates, including the Named

Executive Officers, are eligible for awards of stock options, restricted stock, restricted stock units (including performance-vested restricted stock units) and other stock-based awards under the 2011 Stock Plan. The Compensation Committee is responsible for administering, selecting the individuals who are eligible to participate in and determining the types and amounts of stock-based awards granted under the 2011 Stock Plan. The Compensation Committee has discretion to delegate all or a portion of its authority under the 2011 Stock Plan, but does not currently delegate any function of making awards. In 2007, we adopted the GNC Acquisition Holdings Inc. 2007 Stock Incentive Plan (the “2007 Stock Plan”). Following the IPO and the adoption of the 2011 Stock Plan in 2011, we have not granted and will not grant any additional awards under the 2007 Plan.

Stock options granted under the 2007 Stock Plan and 2011 Stock Plan generally are subject to vesting in annual installments and have a term of seven to ten years. The Compensation Committee determines the size of stock-based awards in accordance with the Named Executive Officer’s performance and level of position. Options and other stock-based awards under the 2011 Stock Plan are subject to clawback by the Company if the participant engages in any “detrimental activity” during the participant’s service or for one year after the participant’s service ends, which is generally defined to include disclosing confidential information about the Company, engaging in activities that result (or would result if known) in the termination of the participant’s service for cause, soliciting the Company’s employees on behalf of a competing employer, or materially breaching any agreement between the participant and the Company.

Based in part upon the results of Hay Group’s analysis of the compensation packages of top executives at companies in the 2011 Peer Group, in December 2011, the Compensation Committee granted awards of stock options and restricted stock under the 2011 Stock Plan in respect of 2012 long-term equity compensation to certain executives, including each of the Named Executive Officers. The awards were intended to be annual grants for 2012 in accordance with the Grant Policy (as defined below) and designed to align the long-term financial interests of our executives with those of our stockholders. The awards were granted to each of our Named Executive Officers at a level that, based in part on the results of Hay Group’s compensation analyses, were competitive compared to long-term incentive awards granted to executives with comparable titles and responsibilities within the 2011 Peer Group.

In January 2012, the Compensation Committee adopted a policy to consider grants of long-term incentive compensation awards on an annual basis, except for new hires, promotions and special performance recognition (the “Grant Policy”). Under the Grant Policy, awards will generally be granted at least two trading days after the release of material information, such as quarterly or annual earnings.

In October 2012, we granted additional long-term incentive awards covering fiscal 2013 to our Named Executive Officers under our newly-adopted long-term incentive program, as described above. The awards were composed of a mix of RSUs (50% of the total award value), stock options (25% of the total award value) and PSUs (25% of the total award value), with the RSUs vesting in annual installments over three years from the grant date, the stock options vesting in annual installments over four years from the grant date and the PSUs cliff vesting on December 31, 2015 if the performance goals are met, as described below.

The number of RSUs in each award was determined by dividing the portion of the total award value attributable to RSUs by $36.16, which was the closing price per share of our Common Stock on November 2, 2012. The number of stock options in each award was determined by dividing the portion of the total award value attributable to options by $11.23, which was the approximate Black-Scholes value of an option on the same date. The exercise price of the options was equal to 100% of the per-share fair market value (as defined in the 2011 Stock Plan) of our Common Stock on the grant date. Because the Compensation Committee did not establish the performance goals for the PSUs until its meeting in January 2013, the PSU grant date (in accordance with our Grant Policy described above) was not until February 19, 2013. The target number of PSUs in each award was determined by dividing the portion of the total award value attributable to PSUs by the closing value per share of our Common Stock on the PSU grant date. The actual number of PSUs that may be earned may range from 0% to 200% of the target number, as described below. The grant-date values of the RSUs and stock options are reported for each Named Executive Officer in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table below; the PSU awards will be reported in our Summary Compensation Table next year.

Total award values for the October 2012 long-term incentive grants for our Named Executive Officers were determined based in part on the results of Hay Group’s analysis of the compensation packages of top executives at companies in the 2012 Peer Group, and were intended to be competitive compared to long-term incentive awards granted to executives with comparable titles and responsibilities within the 2012 Peer Group. It is expected that future awards under our new long-term incentive program will occur annually in the first quarter of each fiscal year, starting with our 2014 fiscal year. Due to the significant delay between the October 2012 grants and the next expected grants in the first quarter of fiscal 2014, the total award value for each Named Executive Officer was increased to 150% of the usual value. The total award values for the October 2012 awards and corresponding number of RSUs, stock options and target PSUs awarded to each of our Named Executive Officers is set forth below:

Name	Total Award Value	Number of RSUs	Number of Stock Options	Target Number of PSUs
Joseph Fortunato	$3,375,000	46,668	75,134	19,999
Michael M. Nuzzo	$900,000	12,445	20,036	5,333
Thomas Dowd	$1,000,000	13,827	22,262	5,926
Gerald J. Stubenhofer, Jr.	$400,000	5,531	8,905	2,370
Guru Ramanathan	$300,000	4,148	6,679	1,778

The performance metrics for the PSU component of the October 2012 long-term incentive awards are earnings-per-share (EPS) growth and revenue growth, weighted equally. The Compensation Committee has established minimum, target and maximum levels of achievement with respect to each metric. Performance is measured as of the end of the three-year performance period on December 31, 2015. At the minimum level of performance with respect to each metric, 50% of the PSUs vest; at the target level, 100% of the PSUs vest; and at or above the maximum level, 200% of the PSUs vest, provided the executive has remained employed until the end of the performance period. The applicable portion of the PSUs is forfeited if performance is below the threshold level with respect to a particular metric. The threshold, target and maximum levels of performance with respect to each metric for the October 2012 PSU grants are as follows:

Metric	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
EPS Growth*	50%	14.5%	17.5%	20.5%
Revenue Growth*	50%	7%	8%	10%

*Growth figures reflect compound annual growth over the three-year performance period. For performance between the threshold and target levels, or target and maximum levels, payouts are interpolated on a straight-line basis.

Benefits and Perquisites

Prior to 2012, we provided all of our Named Executive Officers with a perquisite allowance. During 2012, in an effort to simplify our compensation program, the Compensation Committee decided to terminate the payment of perquisite allowances for each of the executives, other than Mr. Fortunato, who was a Named Executive Officer at the time the perquisite allowances were terminated. Since Dr. Ramanathan was not yet a Named Executive Officer at this time, his perquisite allowance was not terminated and he continued to receive it as described below. The Committee raised the base salaries of Messrs. Nuzzo, Dowd and Stubenhofer by $29,000, $43,000 and $21,500, respectively, to replace the perquisite allowances it terminated. The perquisite allowances were terminated and the salary increases took effect at the same time in 2012. The Compensation Committee also decided to provide Mr. Fortunato with an annual perquisite allowance of $15,000 to be used for an automobile, and up to 25 hours per year of personal use of company aircraft, and Dr. Ramanathan with an annual perquisite allowance of $29,450. Mr. Fortunato’s and Dr. Ramanathan’s perquisite allowances were paid in the form of a series of cash payments (paid semi-monthly) in lieu of in-kind perquisites, and neither executive was required to spend the cash payments or report to us how the amounts were used. We provided a perquisite allowance to Mr. Fortunato and Dr. Ramanathan to give each executive flexibility in determining how to spend his perquisite dollars and to reduce administrative costs that otherwise would be associated with tracking reimbursements for eligible perquisite expenditures. The Compensation Committee set the amounts of Mr. Fortunato’s and Dr. Ramanathan’s perquisites at levels it considered appropriate and competitive with the market.

Non-qualified Deferred Compensation Plan

We maintain the GNC Live Well Later Non-qualified Deferred Compensation Plan for the benefit of a select group of our highly compensated employees. Under the deferred compensation plan, certain eligible employees may elect to defer a portion of their future compensation under the deferred compensation plan by electing such deferral prior to the beginning of the calendar year during which the deferral amount would be earned. Mr. Dowd is the only Named Executive Officers who made contributions to the deferred compensation plan in 2012. For more information regarding the deferred compensation, please see “Non-qualified Deferred Compensation for Our Fiscal Year ended December 31, 2012” below.

Employment Agreements

We have employment agreements with all of the Named Executive Officers. Each employment agreement provides that any incentive compensation payable to the Named Executive Officer will be subject to the clawback policies adopted or implemented by us, including in respect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated thereunder (“Dodd-Frank”). Please see “Potential Payments Upon Termination or Change in Control” below for more information regarding such employment agreements and termination and payments made in connection with a change in control. We will continue to determine appropriate employment agreement packages for the Named Executive Officers in a manner that we believe will attract and retain qualified executives.

Mr. Fortunato. Mr. Fortunato’s employment agreement (the “Fortunato Agreement”) provides that Mr. Fortunato will serve as our Chief Executive Officer and President for a three-year term ending March 7, 2014, with automatic annual one-year renewals thereafter unless we or Mr. Fortunato provide at least one-year’s advance notice of non-renewal.  As neither we nor Mr. Fortunato provided notice of non-renewal on or prior to March 7, 2013, the Fortunato Agreement has been extended until March 7, 2015.

Messrs. Nuzzo, Dowd and Stubenhofer and Dr. Ramanathan. In February and March 2012, we entered into amended and restated employment agreements with Messrs. Nuzzo, Dowd and Stubenhofer and Dr. Ramanathan. Each agreement is for a two-year term ending in February 2014, with automatic annual one-year renewals thereafter unless we or the executive provide at least 30 days’ advance notice of non-renewal.

Impact of Accounting and Tax Considerations

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of the compensation vehicles we utilize.

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer and their three other most highly compensated executive officers (excluding the chief financial officer) unless certain performance and other requirements are met. The 2011 Stock Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) of the Internal Revenue Code do not apply during the applicable reliance period. In general, the reliance period ends upon the earliest of:  (i) the expiration of the 2011 Stock Plan (i.e., 10 years after the date the 2011 Stock Plan was approved by our stockholders); (ii) the material modification of the 2011 Stock Plan; (iii) the issuance of all available stock under the 2011 Stock Plan; or (iv) the first stockholder meeting at which directors are to be elected that occurs after December 31, 2013.

Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executives, and we believe that a substantial portion of our current executive compensation program (including the annual incentive program and the long-term incentive awards that may be granted under the 2011 Stock Plan pursuant to the transition rule described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executives is reasonable, performance-based and consistent with our goals and the goals of our stockholders.

Executive Stock Ownership Guidelines

We believe that, to align the long-term financial interests of our executive officers with those of our stockholders, our executives should hold a financial stake in the Company. The Board adopted a policy in December 2011 (revised in October 2012) requiring our Chief Executive Officer and other executive officers to own stock in the Company equal to a minimum of six times and two times, respectively, of such executive officer’s annual base salary (the “Executive Stock Ownership Guidelines”). The Executive Stock Ownership Guidelines provide that our executive officers have five years from the date of adoption of the Executive Stock Ownership Guidelines or, with respect to newly appointed executive officers, five years from the date of their appointment, to comply with the Executive Stock Ownership Guidelines, and should retain at least 50% of all after-tax shares owned by or underlying equity awards granted to the executive officers after December 11, 2012 until the ownership thresholds are met. The Compensation Committee will evaluate whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Compensation Committee. For the purposes of the Executive Stock Ownership Guidelines, stock includes (i) directly held shares of our Common Stock, (ii) shares of unvested restricted stock or restricted stock units (other than unvested shares of performance-vested restricted stock or unvested performance-vested restricted stock units) and (iii) vested shares of our Common Stock held in any plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Policy on Hedging and Pledging of Company Stock

Our directors and executives, including our Named Executive Officers, are prohibited from (i) within six months after purchasing any Company securities, selling any Company securities of the same class, (ii) selling the Company’s securities short, (iii) buying or selling puts or calls or other derivative securities on the Company’s securities, (iv) holding Company securities in a margin account or pledging Company securities as collateral for a loan or (v) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, in each case unless advance approval is obtained from the Company’s Chief Legal Officer and from the General Counsel, Corporate Affairs and International.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in these proxy materials. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in these proxy materials and incorporated by reference in the Annual Report for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE
Richard J. Wallace (Chairperson)
Jeffrey P. Berger
Amy B. Lane
Philip E. Mallott

SUMMARY COMPENSATION TABLE FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2012

The following table sets forth information concerning compensation we paid to the Named Executive Officers for services rendered in all capacities to us during our last three fiscal years. In accordance with SEC rules, the compensation described in this table does not include the value of medical or group life insurance received by the Named Executive Officers that is available generally to all of our salaried employees. Only 2012 compensation is presented for Dr. Ramanathan since 2012 was his first year as a Named Executive Officer.

		Salary		Bonus		Option Awards	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)		($)		($)(1)	($)(2)	($)(3)	($)(4)	($)
Joseph Fortunato	2012	1,049,039		—		843,750	1,687,500	1,680,000	161,505	5,421,794
Chairman of the Board, President	2011	983,192		—		4,763,673	487,963	1,327,310	50,564	7,612,702
and Chief Executive Officer	2010	886,000		100,000	(5)	—	—	1,107,500	140,919	2,234,419

Michael M. Nuzzo	2012	446,643		—		225,000	450,000	469,000	25,848	1,616,491
Executive Vice President and	2011	422,406		—		1,123,967	310,492	422,406	32,540	2,311,811
Chief Financial Officer	2010	409,943	(6)	—		—	—	409,943	32,540	852,426

Thomas Dowd	2012	450,762		—		250,000	500,000	483,000	36,737	1,720,499
Executive Vice President, Chief	2011	398,317		—		1,285,750	379,337	425,000	46,660	2,535,064
Merchandising Officer and	2010	351,177	(6)	—		—	—	351,177	51,677	754,031
General Manager

Gerald J. Stubenhofer, Jr.	2012	345,115		—		100,000	200,000	288,880	20,078	954,073
Senior Vice President, Chief	2011	330,154		—		757,523	211,800	247,615	25,040	1,572,132
Legal Officer and Secretary	2010	320,000		—		—	—	240,000	25,040	585,040

Guru Ramanathan	2012	322,107		—		75,000	150,000	257,120	33,110	837,337
Senior Vice President, Chief
Innovation Officer

(1)

Reflects the aggregate grant date fair value of option awards granted during each fiscal year, which has been computed in accordance with FASB ASC Topic 718. For the assumptions underlying the calculation of the aggregate grant date fair value, see Note 14, “Stock-Based Compensation Plans,” to our audited consolidated financial statements included in the Annual Report. The amounts may not correspond to the actual value that may be realized by such persons with respect to these awards.

(2)

Reflects the aggregate grant date fair value of time-vested restricted stock and RSU awards granted during each fiscal year, which has been computed in accordance with FASB ASC Topic 718. For the assumptions underlying the calculation of the aggregate grant date fair value, see Note 14, “Stock-Based Compensation Plans,” to our audited consolidated financial statements included in the Annual Report. The amounts may not correspond to the actual value that may be realized by such persons with respect to these awards.

(3)	Reflects cash incentive compensation as described above under “Executive Compensation – Elements of Compensation – Annual Cash Incentive Compensation.”
(4)	The components of “All Other Compensation” for our fiscal year ended December 31, 2012 are set forth in the following table:

	Perquisites(a)	Imputed Value for Life Insurance Premiums	Total
Named Executive Officer	($)	($)	($)
Joseph Fortunato	160,473	1,032	161,505
Michael M. Nuzzo	25,608	240	25,848
Thomas Dowd	36,377	360	36,737
Gerald J. Stubenhofer, Jr.	19,838	240	20,078
Guru Ramanathan	32,750	360	33,110

(a)                                 This column reflects the annual perquisite allowances for the Named Executive Officers for 2012 as follows: $15,000 for Mr. Fortunato; $22,308 for Mr. Nuzzo; $33,077 for Mr. Dowd; $16,538 for Mr. Stubenhofer; and $29,450 for Dr. Ramanathan. For Messrs. Nuzzo, Dowd and Stubenhofer, these amounts reflect the amount of the perquisite allowance that was paid to each executive in 2012 prior to the termination of the perquisite allowance, as described above under “Executive Compensation – Elements of Compensation – Benefits and Perquisites.” This column also reflects the value of taxable parking benefits for each Named Executive Officer. For Mr. Fortunato only, this column also reflects the aggregate incremental cost of his 25 hours of personal use of corporate aircraft of $127,037 and reimbursements made by the Company to him for life insurance premiums.

(5)                                 Reflects, for 2010, a discretionary bonus awarded by the Compensation Committee paid to Mr. Fortunato based on his leading contribution to our financial performance in 2010.

(6)                                 Includes payments of $543 and $1,177 to Messrs. Nuzzo and Dowd, respectively, as a result of retroactive salary increases for services performed by them during the period from December 6, 2009 to December 31, 2009.

GRANTS OF PLAN BASED AWARDS FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2012

The following table sets forth information concerning awards under the 2011 Stock Plan and the 2012 Incentive Plan granted to each of the Named Executive Officers during our fiscal year ended December 31, 2012. Assumptions used in the calculation of certain dollar amounts are included in Note 14, “Stock-Based Compensation Plans,” to our audited consolidated financial statements included in the Annual Report.

			Estimated Possible Payouts under Non- equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Joseph Fortunato	11/5/2012	10/17/2012	—	—	—	46,668	—	—	1,687,500
	11/5/2012	10/17/2012	—	—	—	—	75,134	36.16	843,750
	—	—	262,500	840,000	1,680,000	—	—	—	—

Michael M. Nuzzo	11/5/2012	10/17/2012	—	—	—	12,445	—	—	450,000
	11/5/2012	10/17/2012	—	—	—	—	20,036	36.16	225,000
	—	—	93,800	234,500	469,000	—	—	—	—

Thomas Dowd	11/5/2012	10/17/2012	—	—	—	13,827	—	—	500,000
	11/5/2012	10/17/2012	—	—	—	—	22,262	36.16	250,000
	—	—	96,600	241,500	483,000	—	—	—	—

Gerald J.	11/5/2012	10/17/2012	—	—	—	5,531	—	—	200,000
Stubenhofer, Jr.	11/5/2012	10/17/2012	—	—	—	—	8,905	36.16	100,000
	—	—	54,165	144,440	288,880	—	—	—	—

Guru Ramanathan	11/5/2012	10/17/2012	—	—	—	4,148	—	—	150,000
	11/5/2012	10/17/2012	—	—	—	—	6,679	36.16	75,000
	—	—	48,210	128,560	257,120	—	—	—	—

(1)

The amounts represent the threshold, target and maximum payout amounts under the 2012 Incentive Plan. See “Executive Compensation – Elements of Compensation – Annual Cash Incentive Compensation” above for more information regarding the thresholds under the 2012 Incentive Plan. The actual amounts earned are reported in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Time-vested restricted stock unit awards made under the 2011 Stock Plan, which awards vest subject to continuing employment in three equal annual installments commencing on the first anniversary of the date of grant.

(3)	Time-vested stock option awards made under the 2011 Stock Plan, which vest subject to continuing employment in five equal annual installments commencing on the first anniversary of the date of grant.
(4)

Reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For the assumptions underlying the calculation of the aggregate grant date fair value, see Note 14, “Stock-Based Compensation Plans,” to our audited consolidated financial statements included in the Annual Report. The amounts may not correspond to the actual value that may be realized by such persons with respect to these awards.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012

The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers under the 2007 Stock Plan and 2011 Stock Plan as of December 31, 2012.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#)(1)					Shares or Units of Stock that Have Not Vested(2)
Name	Date of Grant	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number	Market Value(3)
Joseph Fortunato	3/16/2007	311,885	—	7.50	3/15/2017	—	—
	3/31/2011	62,500	187,500	16.00	3/31/2021	—	—
	3/31/2011	62,500	187,500	24.00	3/31/2021	—	—
	12/12/2011	36,477	145,907	27.70	12/12/2018	—	—
	12/12/2011	—	—	—	—	17,616	586,260
	11/5/2012	—	75,134	36.16	11/5/2019	—	—
	11/5/2012	—	—	—	—	46,668	1,553,111

Michael M.	10/21/2008	30,000	30,000	7.70	10/21/2018	—	—
Nuzzo	10/21/2008	30,000	30,000	11.55	10/21/2018	—	—
	4/21/2011	18,750	75,000	18.82	4/21/2018	—	—
	4/21/2011	—	—	—	—	10,016	333,332
	12/12/2011	9,120	36,476	27.70	12/12/2018	—	—
	12/12/2011	—	—	—	—	4,404	146,565
	11/5/2012	—	20,036	36.16	11/5/2019	—	—
	11/5/2012	—	—	—	—	12,445	414,170

Thomas Dowd	3/16/2007	35,409	—	5.00	3/15/2017	—	—
	3/16/2007	87,044	—	7.50	3/15/2017	—	—
	5/4/2007	27,956	—	7.50	5/4/2017	—	—
	4/21/2011	18,750	75,000	18.82	4/21/2018	—	—
	4/21/2011	—	—	—	—	10,016	333,332
	10/26/2011	3,451	13,804	25.10	10/26/2018	—	—
	10/26/2011	—	—	—	—	2,745	91,354
	12/12/2011	9,120	36,476	27.70	12/12/2018	—	—
	12/12/2011	—	—	—	—	4,404	146,565
	11/5/2012	—	22,262	36.16	11/5/2019	—	—
	11/5/2012	—	—	—	—	13,827	460,163

Gerald J.	11/1/2007	12,500	—	5.00	11/1/2017	—	—
Stubenhofer, Jr.	11/1/2007	12,500	—	7.50	11/1/2017	—	—
	4/21/2011	—	60,000	18.82	4/21/2018	—	—
	4/21/2011	—	—	—	—	8,013	266,673
	12/12/2011	4,560	18,238	27.70	12/12/2018	—	—
	12/12/2011	—	—	—	—	2,202	73,283
	11/5/2012	—	8,905	36.16	11/5/2019	—	—
	11/5/2012	—	—	—	—	5,531	184,072

Guru	2/4/2010	—	15,000	8.79	—	—	—
Ramanathan	2/4/2010	—	15,000	13.18	—	—	—
	4/21/2011	—	30,000	18.82	4/21/2018	—	—
	4/21/2011	—	—	—	—	4,007	133,353
	12/12/2011	3,648	14,590	27.70	12/12/2018	—	—
	12/12/2011	—	—	—	—	1,762	58,639
	11/5/2012	—	6,679	36.16	11/5/2019	—	—
	11/5/2012	—	—	—	—	4,148	138,045

(1)                                 Time-vested stock option awards made under the 2007 Stock Plan and the 2011 Stock Plan, which awards vest subject to continuing employment, other than the stock options granted to Mr. Fortunato on March 16, 2007 and March 31, 2011 and the stock options granted on November 5, 2012, in five equal annual installments commencing on the first anniversary of the date of grant. For the stock options granted to Mr. Fortunato on March 16, 2007 and March 31, 2011 and the stock options granted on November 5, 2012, such stock options vest in four equal annual installments commencing on the first anniversary of the date of grant.

(2)                                 Time-vested restricted stock and RSU awards made under the 2011 Stock Plan, which awards vest subject to continuing employment as follows: (i) the April 2011 and October 2011 restricted stock grants vest in three installments: 20% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant and 50% on the fifth anniversary of the date of grant; (ii) the December 2011 restricted stock grants vest in three installments: 30% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant and 40% on the fifth anniversary on the date of grant; and (iii) the November 2012 RSU awards vest in three substantially equal installments on the first, second and third anniversaries of the date of grant.

(3)                                 Market value is based on the closing price of our Common Stock of $33.28 per share on December 31, 2012, the last trading day for our fiscal year ended December 31, 2012.

OPTION EXERCISES AND STOCK VESTED FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2012

The following table sets forth information regarding the exercise of options by the Named Executive Officers for our fiscal year ended December 31, 2012. None of the shares of restricted stock or RSUs held by the Named Executive Officers vested during our fiscal year ended December 31, 2012.

	Option Awards
Name	Number of Shares Acquired	Value Realized on Exercise(1) ($)
Joseph Fortunato	1,585,000	43,630,094
Michael M. Nuzzo	156,926	3,944,530
Thomas Dowd	228,692	6,617,638
Gerald J. Stubenhofer, Jr.	93,943	2,381,709
Guru Ramanathan	159,050	4,193,817

(1)                                 Calculated by determining the difference between the market price at exercise and the exercise price of the stock options.

NON-QUALIFIED DEFERRED COMPENSATION FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2012

We maintain the GNC Live Well Later Non-qualified Deferred Compensation Plan for the benefit of a select group of our highly compensated executives. Under the deferred compensation plan, employees may elect to defer a portion of their future compensation until a specified future year, or until retirement. We may in our discretion elect to make a matching contribution to the plan for a calendar year, based on amounts deferred by participants for that year. Participants may select the investment fund or funds in which such deferred amounts are deemed to be invested for the purpose of crediting deferrals with investment gains and losses.

Mr. Dowd is the only Named Executive Officer who participated in the deferred compensation plan in 2012. The following table identifies his contributions, our contributions, the aggregate earnings and withdrawals in 2012 and the aggregate balance as of December 31, 2012.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)(1)	($)	($)	($)	($)
Thomas Dowd	87,576	—	4,563	—	316,213(2)

(1)                                 The amounts reported in this column reflect deferrals under the GNC Live Well Later Non-qualified Deferred Compensation Plan of base salary earned by and paid to Mr. Dowd for our fiscal year ended December 31, 2012 and reported as salary in the Summary Compensation Table.

(2)                                 The amount reported includes previously earned, but deferred, salary and bonus that were reported in our Summary Compensation Table in previous years as follows: (i) $74,949 in 2011 and (ii) $35,118 in 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The termination and change in control arrangements for the Named Executive Officers and other senior executives are generally governed by form employment agreements. As such, these arrangements generally are uniform and not highly negotiated. The amounts payable in connection with termination and change in control events are tied to our executives’ respective base salaries and cash incentive compensation awards, and therefore are proportionately higher for the more senior and highly compensated executives. Similarly, the termination and change in control arrangements for Mr. Fortunato provide for higher payments than those for other executives. The termination provisions, which provide for lump sum payments of salary and cash incentive compensation, and in some instances, acceleration of the vesting of stock-based awards, are or were, as applicable, designed to preserve the value of the long-term compensation arrangements for Mr. Fortunato to ensure the continued alignment of his long-term financial interests with those of our stockholders.

The Compensation Committee does not generally consider the amounts payable in connection with termination and change in control events when establishing the compensation of the Named Executive Officers. The Compensation Committee, together with the Board, established the termination and change of control arrangements described herein to address and conform to our overall compensation objectives in attracting and retaining the caliber of executives that are integral to our growth: market competitiveness; maintaining management continuity, particularly through periods of uncertainty related to change in control events; providing our key personnel with the assurance of fair and equitable treatment following a change in control and other events; and ensuring that management is held to high standards of integrity and performance.

The following is a summary of the termination and change of control provisions in the employment agreement of each of the Named Executive Officers as of December 31, 2012. As discussed above under “Executive Compensation – Elements of Compensation – Employment Agreements,” in February 2012, we entered into amended and restated employment agreements with Messrs. Nuzzo, Dowd and Stubenhofer and Dr. Ramanathan.

Mr. Fortunato

Upon Mr. Fortunato’s termination due to death or total disability, we will be required to pay to him (or his guardian or personal representative):

·                  a lump sum equal to his base salary; and

·                  a prorated share of the annual bonus he would have received had he worked the full year, provided bonus targets are met for such year.

We will also pay the monthly cost of COBRA coverage for Mr. Fortunato and his eligible dependents to the same extent we paid for such coverage prior to the termination date for the period permitted by COBRA or, in the case of disability, until Mr. Fortunato obtains other employment offering substantially similar or improved group health benefits, if earlier. In addition, Mr. Fortunato’s outstanding stock options will vest and restrictions on restricted stock awards will lapse as of the date of termination, in each case, to the extent that vesting or lapse would have occurred if he had continued employment during the calendar year in which termination occurs and for the year following such termination.

If Mr. Fortunato’s employment is terminated without cause, he resigns for good reason (as defined in the Fortunato Agreement and summarized below) or we decline to renew the employment term for reasons other than those that would constitute cause (as defined in the Fortunato Agreement and summarized below) after the initial three-year employment term, then, subject to Mr. Fortunato’s execution of a release, we will be required to pay him:

·                  a lump sum payment in the amount of two times his base salary; and

·                  a lump sum payment in the amount of two times his average annual bonus paid or payable with respect to the most recent three fiscal years.

We will also pay the monthly cost of COBRA coverage for Mr. Fortunato to the same extent we paid for such coverage prior to the termination date for the period permitted by COBRA or until Mr. Fortunato obtains other employment offering substantially similar or improved group health benefits, if earlier. In addition, Mr. Fortunato’s outstanding stock options will vest and restrictions on restricted stock awards will lapse if they would have otherwise done so in the 24 months following the termination date had Mr. Fortunato continued to be employed.

If such termination occurs in anticipation of or during the two-year period following a change in control or during the two year period following consummation of the IPO, the multiple of base salary and average annual bonus will increase from two times to three times. A termination of Mr. Fortunato’s employment will be deemed to have been in anticipation of a change in control if such termination occurs at any time from and after the period beginning six months prior to a change in control and such termination occurs (i) after we enter into a definitive agreement that provides for a change in control or (ii) at the request of an unrelated third-party who has taken steps reasonably calculated to effect a change in control.

Under the Fortunato Agreement, “cause” generally means any of the following events as determined in good faith by a two-thirds vote of the Board, Mr. Fortunato’s:

·                  conviction of, or plea of nolo contendere to, a crime which constitutes a felony;

·                  willful disloyalty or deliberate dishonesty with respect to us or General Nutrition Centers, Inc. (“Centers”) that is injurious to our or Centers’ financial condition, business or reputation;

·                  commission of an act of fraud or embezzlement against us or Centers;

·                  material breach of any provision of the agreement or any other written contract or agreement with us or Centers that is not cured; or

·                  willful and continued failure to materially perform his duties or his continued failure to substantially perform duties requested or prescribed by the Board or Centers’ board of directors which is not cured.

Under the Fortunato Agreement, “good reason” generally means, without Mr. Fortunato’s consent:

·                  our failure to comply with any material provision of the agreement which is not timely cured;

·                  a material adverse change in his responsibilities, duties or authority which, in the aggregate, causes his positions to have less responsibility or authority;

·                  removal from his current positions or failure to elect (or appoint) him to, or removal of him from the Board or Centers’ board of directors;

·                  a material reduction in his base salary; or

·                  a relocation of his principal place of business of more than 75 miles.

Under the Fortunato Agreement, “change in control” generally means:

·                  an acquisition representing 50% or more of either our Common Stock or the combined voting power of our securities entitled to vote generally in the election of the Board;

·                  a change in two-thirds of the members of the Board from the members on the effective date of the agreement, unless approved by (i) two-thirds of the members of the Board on the effective date of the agreement or (ii) members nominated by such members;

·                  the approval by our stockholders of (i) a complete liquidation or dissolution of Centers or us or (ii) the sale or other disposition (other than a merger or consolidation) of all or substantially all of our or our subsidiaries’ assets; or

·                  Centers ceases to be our direct or indirect wholly owned subsidiary.

Messrs. Nuzzo, Dowd and Stubenhofer and Dr. Ramanathan

The employment agreements of Messrs. Nuzzo, Dowd and Stubenhofer and Dr. Ramanathan also provide for certain benefits upon termination of employment. Upon death or disability, the executives (or their estates) are entitled to their current base salary for the remainder of the employment period, and, subject to the discretion of the Board or the Compensation Committee, a pro rata share of the current year annual bonus based on actual employment, provided bonus targets are met. The employment period is the two-year period from the initial effective date (February 29, 2012) and one-year periods ending February 28 thereafter. Upon termination of employment by us without cause or voluntarily by the executive for good reason, subject to the execution of a written release, the executive is also entitled to:

·                  salary continuation generally for the greater of one year or the remainder of the agreement, or two years if the termination occurs upon or within six months following a change in control;

·                  subject to the discretion of the Board or the Compensation Committee, a pro rata share of the annual bonus based on actual employment and achievement of performance objectives; and

·                  reimbursement for any portion of the monthly cost of COBRA coverage that exceeds the amount of monthly health insurance premium (with respect to the executive’s coverage and any eligible dependent coverage) payable by the executive immediately prior to such termination, such reimbursements to continue through the expiration of the agreement term or the severance period, if earlier.

For purposes of the employment agreements, “cause” generally means the executive’s:

·                  failure to comply with any material obligation imposed by his employment agreement;

·                  being indicted for any felony or any misdemeanor that causes or is likely to cause harm or embarrassment to us, in the reasonable judgment of the Board;

·                  theft, embezzlement or fraud in connection with the performance of duties;

·                  engaging in any activity that gives rise to a material conflict of interest with us;

·                  misappropriation by the executive of any of our material business opportunities;

·                  any failure to comply with, observe or carry out our or the Board’s rules, regulations, policies or codes of ethics or conduct;

·                  substance abuse or illegal use of drugs that, in the reasonable judgment of the Board, impairs the executive’s performance or causes or is likely to cause harm or embarrassment to us; or

·                  engagement in conduct that the executive knows or should know is injurious to us.

For purposes of the employment agreements, “good reason” generally means, without the executive’s prior written consent, and unless we timely cure the good reason:

·                  our failure to comply with material obligations under his employment agreement; or

·                  a material reduction in the executive’s base salary.

For purposes of the employment agreements, “change in control” generally means:

·                  an acquisition representing 50% or more of either our Common Stock or the combined voting power of our securities entitled to vote generally in the election of the Board; or

·                  the approval by our stockholders of (i) a complete liquidation or dissolution of us or Centers or (ii) the sale or other disposition (other than a merger or consolidation) of all or substantially all of our or our subsidiaries’ assets.

Under all circumstances, Messrs. Nuzzo’s, Dowd’s and Stubenhofer’s and Dr. Ramanathan’s unvested equity awards will be forfeited as of the date of the executive’s termination unless otherwise provided in the award agreement.

The following tables quantify the estimated payments and benefits that the Named Executive Officers would have received if their employment had terminated on December 31, 2012 under the circumstances shown or if we had undergone a change in control on such date. The tables exclude (i) compensation amounts accrued through December 31, 2012 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our 401(k) plan that are generally available to all of our salaried employees. The amounts reflected for the prorated annual cash incentive compensation payable under the various termination scenarios and referred to as “Pro Rata Bonus” for each of the Named Executive Officers are the amounts that were actually paid to the Named Executive Officers in early 2013 under the 2012 Incentive Plan and shown in the Summary Compensation Table.

Where applicable, the information in the tables uses a fair market value per share of $33.28 as of December 31, 2012 for our Common Stock, which is equal to the closing price of our Common Stock on December 31, 2012.

Mr. Fortunato

	Termination w/o Cause or for Good Reason or Non-renewal of the Agreement	Termination w/o Cause or for Good Reason w/in 2 Years After, or in “anticipation of,” a Change in Control	Death or Disability	Change in Control
Benefit	($)	($)	($)	($)

Lump Sum Base Salary	2,100,000	3,150,000	1,050,000	–

Lump Sum Annual Incentive Compensation	3,360,000	5,040,000	–	–

Pro Rata Bonus	1,680,000	1,680,000	1,680,000	–

Health & Welfare Benefits	9,195	9,195	9,195	–

Accelerated Vesting of Stock Options & Restricted Stock	5,040,137	7,882,649	2,432,129	7,882,649

Net Value	12,189,332	17,761,844	5,171,324	7,882,649

Mr. Nuzzo

	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason w/in 6 Months After a Change in Control	Death or Disability
Benefit	($)	($)	($)

Base Salary Continuation	547,167	938,000	547,167

Pro Rata Bonus	469,000	469,000	469,000

Health & Welfare Benefits	9,240	15,841	–

Net Value	1,025,407	1,422,841	1,016,167

Mr. Dowd

	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason w/in 6 Months After a Change in Control	Death or Disability
Benefit	($)	($)	($)

Base Salary Continuation	563,500	966,000	563,500

Pro Rata Bonus	483,000	483,000	483,000

Health & Welfare Benefits	7,152	12,260	–

Net Value	1,053,652	1,461,260	1,046,500

Mr. Stubenhofer

	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason w/in 6 Months After a Change in Control	Death or Disability
Benefit	($)	($)	($)

Base Salary Continuation	421,283	722,200	421,283

Pro Rata Bonus	288,880	288,880	288,880

Health & Welfare Benefits	7,152	12,260	–

Net Value	717,315	1,023,340	710,163

Dr. Ramanathan

	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason w/in 6 Months After a Change in Control	Death or Disability
Benefit	($)	($)	($)

Base Salary Continuation	374,967	642,800	374,967

Pro Rata Bonus	257,120	257,120	257,120

Health & Welfare Benefits	7,152	12,260	–

Net Value	639,239	912,180	632,087

The employment agreements provide that if any payment or benefit will be subject to or result in the imposition of the excise tax imposed by Code Section 4999, then the amount of such payment or payments will be reduced to the highest amount that may be paid by us without subjecting such payment to the excise tax. Mr. Fortunato’s employment agreement provides that the foregoing reduction will not apply if he will, on a net after-tax basis, receive less compensation than if the payment were not so reduced. Based on a hypothetical change in control on December 31, 2012 (and, in Mr. Fortunato’s case, a hypothetical termination on December 31, 2012 that was “in anticipation of” a subsequent change in control), none of the payments or benefits provided to Messrs. Fortunato, Nuzzo, Dowd or Stubenhofer or Dr. Ramanathan would have been subject to or resulted in the imposition of the excise tax imposed by Code Section 4999. Accordingly, no reductions in such payments and benefits have been applied in the tables above. For purposes of calculating whether any payment or benefit would have been subject to or resulted in the imposition of the excise tax, (i) we have assumed that the 2012 annual cash incentive compensation is not contingent on a change in control and (ii) we have not valued the non-competition covenant in the employment agreements of Messrs. Fortunato, Nuzzo, Dowd or Stubenhofer or Dr. Ramanathan.

The Fortunato Agreement provides for accelerated vesting of stock-based awards upon a change in control. The 2007 Stock Plan and the 2011 Stock Plan provide that, in the event of a change in control, unvested stock-based awards generally may be fully vested, cancelled for fair value or substituted for awards that substantially preserve the applicable terms of such stock-based awards. We have assumed for purposes of the above table that upon a change in control, Messrs. Nuzzo’s, Dowd’s and Stubenhofer’s and Dr. Ramanathan’s unvested stock-based awards would not be accelerated, and instead would be substituted for awards that substantially preserve the applicable terms of the stock-based awards.

DIRECTOR COMPENSATION

Director Compensation Table for our Fiscal Year Ended December 31, 2012

The following table presents information regarding the compensation of our non-employee directors with respect to our fiscal year ended December 31, 2012 and should be read in conjunction with “Narrative to the Director Compensation Table” below.  No director who is an employee of the Company, including Mr. Fortunato, receives or has ever received any compensation for serving on the Board. Compensation for Mr. Fortunato is discussed under “Executive Compensation” above. Messrs. Claerhout, Kaplan, Klos and Leemrijse, each of whom is employed by one or more of the Sponsors (as defined on page 11 above), did not receive any retainers, meetings fees or stock awards during 2012. Mr. Axelrod resigned from the Board and Mr. Mallott was elected to the Board effective in each case on July 19, 2012. Messrs. Klos and Leemrijse each resigned from the Board on October 18, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
	($)	($)(1)(2)	($)	($)

Norman Axelrod	126,576(3)	60,348	–	186,924

Jeffrey Berger	106,000(4)	60,348	–	166,348

Andrew Claerhout	–	–	–	–

Michael Hines	97,375(5)	60,348	–	157,723

David Kaplan	–	–	–	–

Brian Klos	–	–	–	–

Johann Koss	65,750(6)	60,348	–	126,098

Amy Lane	104,750(7)	60,348	–	165,098

Romeo Leemrijse	–	–	–	–

Philip Mallott	33,850(8)	–	–	33,850

Richard Wallace	64,000(9)	60,348	–	124,348

(1)

Reflects the aggregate grant date fair value of the restricted stock awards granted to each of the directors on April 30, 2012, computed in accordance with FASB ASC Topic 718. For the assumptions underlying the calculation of the aggregate grant date fair value, see Note 14, “Stock-Based Compensation Plans,” to our audited consolidated financial statements included in the Annual Report. These awards will vest on April 30, 2013, provided the director has remained in service until the vesting date.

(2)

The table below sets forth the number of stock awards and the exercisable and unexercisable stock options held by the listed directors as of December 31, 2012. Directors who did not hold any outstanding stock awards or stock options as of December 31, 2012 are not listed in the table below.

	Stock Awards Outstanding	Option Awards Outstanding

Name		Exercisable	Unexercisable

Norman Axelrod	–	65,000	–

Jeffrey Berger	1,545	–	28,000

Michael Hines	1,545	44,093	40,507

Johann Koss	1,545	–	28,000

Amy Lane	1,545	7,000	28,000

Richard Wallace	1,545	14,000	21,000

(3)

Reflects an aggregate of (i) $110,326 paid to Mr. Axelrod for his service as Chairman of the Board and (ii) $16,250 paid to Mr. Axelrod for attendance at meetings of the Compensation Committee and the Board.

(4)

Reflects an aggregate of (i) $55,000 paid to Mr. Berger for his service as a director and as Chairperson of the Nominating Committee, (ii) $46,000 paid to Mr. Berger for attendance at meetings of the Nominating Committee, the Compensation Committee and the Board and (iii) a special committee fee of $5,000 (described in greater detail below).

(5)

Reflects an aggregate of (i) $70,000 paid to Mr. Hines for his service as a director, as Chairperson of the Audit Committee and as lead independent director, (ii) $22,375 paid to Mr. Hines for his attendance at meetings of the Audit Committee and the Board and (iii) a special committee fee of $5,000.

(6)

Reflects an aggregate of (i) $45,000 paid to Mr. Koss for his service as a director and (ii) $20,750 paid to Mr. Koss for his attendance at meetings of the Audit Committee and the Board. Mr. Koss received payment, after withholdings for taxes, in Canadian dollars in the aggregate amount of CAD $53,994 for his service as a director. The amount set forth in the table above reflects such amount in pre-tax U.S. dollars based on an average conversion rate of 1.01%.

(7)

Reflects an aggregate of (i) $55,000 paid to Ms. Lane for her service as a director and as Chairperson of the Compensation Committee, (ii) $44,750 paid to Ms. Lane for her attendance at meetings of the Audit Committee (for part of 2012), the Compensation Committee and the Board and (iii) a special committee fee of $5,000.

(8)

Reflects an aggregate of (i) $22,500 paid to Mr. Mallott for his service as a director and (ii) $11,350 paid to Mr. Mallott for his attendance at meetings of the Audit Committee, the Compensation Committee and the Board.

(9)	Reflects an aggregate of (i) $45,000 paid to Mr. Wallace for his service as a director and (ii) $19,000 paid to Mr. Wallace for his attendance at meetings of the Nominating Committee and the Board.

Narrative to the Director Compensation Table

In December 2011, based in part on recommendations of Hay Group, we revised our director compensation policy (as revised, the “Director Compensation Policy”), effective January 2012, to compensate our non-employee directors as follows: (i) our non-employee chairperson, if any, will receive an annual retainer of $200,000, and our other non-employee directors will receive annual retainers of  $45,000 for service on the Board; and (ii) each of our non-employee directors will receive (a) an annual retainer of $15,000, $10,000 and $10,000 for service as the chairperson of the Audit Committee, the Compensation Committee and the Nominating Committee, respectively, (b) $2,000, $1,750, $1,500 and $1,500 for attendance, or half of such amounts, as applicable, for telephonic attendance, at meetings of the Board, the Audit Committee, the Compensation Committee and the Nominating Committee, respectively, and (c) $95,000 in annual equity awards. In light of the equity awards granted to (i) Messrs. Axelrod and Hines in April 2011 to reward their service as directors through and in connection with the IPO, and (ii) Ms. Lane in August 2011 and Messrs. Berger and Koss in March 2011, in each case in connection with her or his election to the Board, the annual equity awards for our 2012 fiscal year were granted in April 2012 and pro-rated accordingly.

In July 2012, Mr. Axelrod resigned as our non-employee chairman and Mr. Fortunato was appointed as chairman. Mr. Fortunato did not receive any compensation for his services on the Board in 2012. In connection with Mr. Fortunato’s appointment as chairman, Mr. Hines was appointed as lead independent director, and the Nominating Committee approved an additional annual cash retainer for the lead independent director position of $20,000. In connection with his resignation, the Board approved the accelerated vesting of the unvested portion of Mr. Axelrod’s non-qualified stock options, and the lapsing of all restrictions on restricted stock granted to him. The Board also approved an extension of the exercise period for options held by Mr. Axelrod in August 2012. Mr. Mallott, who joined the Board on July

19, 2012, received his first annual equity award in February 2013, which will be reported on next year’s Director Compensation Table. In December 2012, Messrs. Berger and Hines and Ms. Lane each received a special committee fee of $5,000 for serving on an independent committee formed to consider, negotiate and approve the terms of the repurchase of a portion of the outstanding shares of our Common Stock then owned by the Sponsors, or consider other alternatives.

The Compensation Committee believes that payments of retainer fees for service on the Committees and fees for each Board and Committee meeting attended provide appropriate incentives for active participation. In addition, the Compensation Committee believes that annual equity awards align the long-term financial interests of our directors and our stockholders.

The annual cash retainers paid to our non-employee directors under the Director Compensation Policy are generally paid in advance in four equal quarterly installments every March, June, September and December with respect to our second, third, fourth and first fiscal quarters, respectively.

As discussed above under “Other Board Information – Board Committees – Compensation Committee,” in April 2012, based on the recommendations of the Compensation Committee and the Nominating Committee, the Board delegated authority for these matters to the Nominating Committee.

Effective January 1, 2013, the Nominating Committee adopted a deferred compensation plan that will allow our non-employee directors to elect to defer all or a portion of their cash fees or restricted stock retainers until the earliest of separation from the Board, death, a specified future date or a change in control of the Company. Annual stock retainers are deferred in the form of RSUs with identical vesting schedules to the shares of restricted stock.

Director Stock Ownership Guidelines

We believe that, to align the interests of our non-employee directors with our stockholders, our directors should hold a financial stake in the Company. The Board adopted a policy in December 2011 (amended October 2012) requiring each of our non-employee directors to own stock in the Company equal to a minimum of five times such director’s annual cash retainer for service on the Board (the “Director Stock Ownership Guidelines”). Our directors have five years from the date of adoption of the Director Stock Ownership Guidelines or, with respect to newly elected directors, five years from the date of their election, to comply with the Director Stock Ownership Guidelines, and should retain at least 50% of all after-tax shares owned by or underlying equity awards granted to them (other than those granted on or prior to December 11, 2012) until the ownership thresholds are met. The Nominating Committee will evaluate whether exceptions should be made for any director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Nominating Committee. For the purposes of the Director Stock Ownership Guidelines, stock includes (i) directly held shares of our  Common Stock, (ii) shares of unvested restricted stock and unvested restricted stock units (other than unvested shares of performance-vested restricted stock or unvested performance-vested restricted stock units) and (iii) vested shares of Common Stock allocated to the account of a non-employee director who was formerly an employee of the Company under any plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

AUDIT COMMITTEE REPORT

The Board has determined that each member of the Audit Committee meets the SEC and NYSE independence and literacy requirements. The Board has also determined that each of Messrs. Hines and Mallott qualifies as an “audit committee financial expert.”

The Audit Committee discussed the auditors’ review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The Audit Committee also met and held discussions with management and the independent auditors with respect to our audited year-end financial statements.

Further, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees), received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence. The Audit Committee also discussed with the auditors and our financial management matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Audit Committee recommended that the Board include the audited financial statements in the Annual Report.

This audit committee report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings that we may make with the SEC.

AUDIT COMMITTEE
Michael F. Hines (Chairperson)
Johann O. Koss
Philip E. Mallott

AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(PROPOSALS 2 THROUGH 6)

The Board has unanimously approved, and recommends to the stockholders that they adopt, amendments to our amended and restated certificate of incorporation to:

·                  eliminate the Company’s authorized Class B common stock, par value of $0.001 per share, and the provisions related thereto (Proposal 2);

·                  set the range in size of our Board to be not less than seven nor more than fifteen directors (Proposal 3);

·                  declassify our Board and provide for annual election of all directors (Proposal 4);

·                  delete various provisions related to the Company’s former “Sponsors” (Proposal 5); and

·                  permit our stockholders to take action by written consent (Proposal 6).

Background: In General

Since we completed our IPO, there have been many changes to our stockholder base.  Specifically, when we completed the IPO, OTPP owned 100% of the outstanding shares of our Class B common stock and Ares and OTPP combined to own approximately 63% of the outstanding shares of our Common Stock.  At the time of our IPO, there were numerous items in our amended and restated certificate of incorporation that reflected those ownership positions.

As of December 31, 2012, Ares does not own any shares of our capital stock and OTPP owns less than 10,000 shares of Common Stock.  No shares of Class B common stock are currently outstanding.  Therefore, we have reviewed our amended and restated certificate of incorporation to see what changes are advisable due to these changes in our stockholder base.  During this review, we also analyzed recent corporate governance trends and considered what additional changes are advisable on that front.

Separate Proposals

Although each of these proposals have come about based on our review of our amended and restated certificate of incorporation due to the changes in our stockholder base and our review of recent corporate governance trends, we are submitting these amendments to the stockholders as separate proposals so that our stockholders are able to express their views on each amendment separately.  Each proposal is not conditioned on the approval of any other proposal.  Our amended and restated certificate of incorporation provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend our certificate of incorporation, but, in certain instances, the affirmative vote of two-thirds of the shares entitled to vote is required to amend our certificate of incorporation.  Therefore, the Company will amend its amended and restated certificate of incorporation to implement:

·                  Each of Proposal 2 and 6 only if that particular proposal receives approval from at least a majority of the shares entitled to be cast, and

·                  Each of Proposal 3, Proposal 4 and Proposal 5 only if that particular proposal receives approval from at least two-thirds of the votes entitled to be cast.

AMENDMENT TO ELIMINATE THE AUTHORIZED CLASS B COMMON STOCK
AND THE PROVISIONS RELATED THERETO
(PROPOSAL 2)

Certificate of Incorporation Article/Section Affected: Articles Fourth, Fifth and Sixth

Our amended and restated certificate of incorporation currently provides for:

·                                          390 million authorized shares consisting of:

o                                         300 million shares of Class A common stock, par value $0.001 per share;

o                                         30 million shares of Class B common stock, par value $0.001 per share; and

o                                         60 million shares of preferred stock, par value $0.001.

Our amended and restated certificate of incorporation also contains detailed provisions outlining the different rights and privileges between the Class A common stock and the Class B common stock, including provisions related to:

·                                          Dividends;

·                                          Conversion rights;

·                                          Transfers;

·                                          Subdivisions and Combinations of Shares; and

·                                          Voting Rights.

The proposed amendment will decrease the number of authorized shares to 360 million by eliminating the 30 million authorized shares of Class B common stock.  The number of authorized shares of Class A common stock and preferred stock will remain the same.  Further, since the elimination of the Class B common stock will leave the Company with only one authorized class of common stock, the proposed amendment would delete the provisions in the amended and restated certificate of incorporation outlining the different rights and privileges between the shares of Class A and Class B common stock.

Background of Proposal 2

When we completed the IPO, OTPP owned 100% of the outstanding shares of our Class B common stock, but in March, 2012 OTPP converted those shares of Class B common stock into shares of Class A common stock and has since then sold almost all shares of our capital stock previously owned.  As of the Record Date, there were 98,436,805 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding.  Further, there are no shares of Class B common stock reserved for issuance.

The Board has carefully considered whether having two classes of common stock is in the best interest of the corporation.  Because there are no longer any shares of Class B common stock outstanding and the Board has no plans to issue any such shares in the future, the Board believes that having a second class of common stock described in our amended and restated certificate of incorporation is meaningless and potentially confusing.  Further, the proposed amendment would not affect the rights of our current stockholders.

After consideration of the foregoing, the Board has approved, and recommends to the stockholders that they adopt, the proposed amendment.

Effect of Proposal 2

If Proposal 2 is approved, our amended and restated certificate of incorporation will be amended to decrease the number of authorized shares to 360 million by eliminating the 30 million authorized shares of Class B common stock.  Further, since the amendment contemplates only one authorized class of common stock, the proposed amendment would delete the provisions in the amended and restated certificate of incorporation outlining the different rights and privileges between the shares of Class A and Class B common stock.

The text of the proposed amendments to Articles Fourth, Fifth and Sixth of our amended and restated certificate of incorporation, marked to show the proposed changes, is attached as Exhibit A to this proxy statement.  If the stockholders approve the proposed amendment, the Company will file a second amended and restated certificate of incorporation incorporating the approved changes with the Secretary of State of the State of Delaware shortly after the Annual Meeting and the amendment will become effective upon filing.

The affirmative vote of the holders of a majority of the votes entitled to be cast is required to approve this Proposal 2.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE AUTHORIZED SHARES OF CLASS B COMMON STOCK AND THE PROVISIONS RELATING THERETO.

AMENDMENT TO SET THE RANGE IN SIZE OF OUR BOARD OF DIRECTORS TO BE

NOT LESS THAN SEVEN NOR MORE THAN FIFTEEN DIRECTORS
(PROPOSAL 3)

Certificate of Incorporation Article/Section Affected: Section (b) of Article Seventh

Our amended and restated certificate of incorporation currently provides for a range in the number of directors on our Board from nine to fifteen. The proposed amendment will decrease the lower end of that range so that the range in the number of directors on our Board would be from seven to fifteen.

Background of Proposal 3

Since the time of our IPO, the number of directors serving on our Board has fluctuated from between nine and eleven and thus it has remained toward the lower end of the permissible range.  The Board believes that providing for the possibility of going below the current lower end of the range is appropriate given the current size of the Board and the fact that the Stockholders Agreement with Ares and OTPP which used to dictate how our Board was constituted is no longer applicable.

After consideration of the foregoing, the Board has approved, and recommends to the stockholders that they adopt, the proposed amendment.

Effect of Proposal 3

If Proposal 3 is approved, our amended and restated certificate of incorporation will be amended to decrease the lower end of the range in the number of directors on our Board.  The number of directors on our Board would be within a range of seven to fifteen directors. If the stockholders approve this amendment, the Board will continue to have the authority to fix the exact number of directors within the new range.

The text of the proposed amendment to Section (b) of Article Seventh of our amended and restated certificate of incorporation, marked to show the proposed changes, is attached as Exhibit B to this proxy statement. If the stockholders approve the proposed amendment, the Company will file a second amended and restated certificate of incorporation incorporating the approved changes with the Secretary of State of the State of Delaware shortly after the Annual Meeting and the amendment will become effective upon filing.

The affirmative vote of the holders of at least two-thirds of the votes entitled to be cast is required to approve this Proposal 3.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO SET THE RANGE IN SIZE OF OUR BOARD OF DIRECTORS TO BE NOT LESS THAN SEVEN NOR MORE THAN FIFTEEN DIRECTORS.

AMENDMENT TO DECLASSIFY THE BOARD AND PROVIDE
FOR ANNUAL ELECTION OF ALL DIRECTORS
(PROPOSAL 4)

Certificate of Incorporation Article/Section Affected: Section (c) of Article Seventh

Our amended and restated certificate of incorporation currently provides that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board, and members of each class are elected to serve for staggered three-year terms.

The proposed amendment will delete Section (c) of Article Seventh from the amended and restated certificate of incorporation.  Delaware law provides that, unless otherwise provided in a corporation’s certificate of incorporation, directors are to be elected on an annual basis.

Background of Proposal 4

The Company’s current classified structure is intended to benefit our stockholders by promoting continuity and stability in the management of our business and affairs, encouraging directors to take a long-term perspective, and reducing the Company’s vulnerability to coercive takeover tactics.  While these are important benefits, the Board recognizes the benefit of providing stockholders an annual opportunity to express in a meaningful way their satisfaction or dissatisfaction with the actions of the Board.  In recent years there has been a growing sentiment among investors in favor of annual elections of all directors. This trend is based in part on the belief that classified boards may also reduce the accountability of directors to stockholders since stockholders are only able to evaluate and elect each director every three years. Moreover, many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

One additional effect of declassifying our board structure is the impact under Delaware law regarding removal of directors.  Under Delaware corporate law, directors of companies that have a classified board may be removed only for cause (unless their certificate of incorporation provides otherwise), whereas directors of companies that do not have a classified structure may be removed with or without cause.  Therefore, declassifying our board structure will also have the effect that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

The Board has carefully considered the arguments in favor of and against continuation of the classified Board and determined that it is in the Company’s best interests to amend and restate our amended and restated certificate of incorporation to eliminate the classified board of directors as proposed.

After consideration of the foregoing, the Board has approved, and recommends to the stockholders that they adopt, the proposed amendment to provide for the annual election of directors.

Effect of Proposal 4

If Proposal 4 is approved, our amended and restated certificate of incorporation will be amended to eliminate the classified board structure and provide for the annual election of all Company directors at our 2014 Annual Meeting.

The text of the proposed amendments to Article Seventh of our amended and restated certificate of incorporation, marked to show the proposed changes, is attached as Exhibit C to this proxy statement. If the stockholders approve the proposed amendment, the Company will file a second amended and restated certificate of incorporation incorporating the approved changes with the Secretary of State of the State of Delaware shortly after the Annual Meeting and the amendment will become effective upon filing.

Each of the Company’s directors whose terms would otherwise extend beyond our 2014 Annual Meeting has agreed to resign as a director in the event that Proposal 4 is approved by our stockholders prior to the 2014 Annual Meeting and, if recommended by our Nominating Committee and nominated by our Board, stand for re-election at our 2014 Annual Meeting.

The affirmative vote of the holders of at least two-thirds of the votes entitled to be cast is required to approve this Proposal 4.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS.

AMENDMENT TO DELETE VARIOUS PROVISIONS RELATED TO THE
COMPANY’S FORMER “SPONSORS” WHICH ARE NOW INAPPLICABLE
(PROPOSAL 5)

Certificate of Incorporation Article/Section Affected: Articles Ninth through Sixteenth

Our amended and restated certificate of incorporation currently contains several provisions related to the “Sponsors” which term is defined in our amended and restated certificate of incorporation to mean (x) Ares and OTPP, (y) the affiliates of Ares and OTPP and (z) any successor by operation of law of Ares, OTPP, or their respective affiliates.  These provisions:

·                                          renounce any interest or expectancy in any business opportunities presented to the Sponsors, even if the opportunity is one that we might reasonably have pursued, and that the Sponsors will not be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company;

·                                          provide that, for so long as the Sponsors collectively own one-third or more of our then outstanding shares of Common Stock, we are prohibited from taking any action that leads to a change of control, or our merger or consolidation, without the prior written approval of at least one of the Sponsors (provided, that in the event that a Sponsor owns 10% or less of the then outstanding shares of Common Stock, such action will be subject to the prior written consent of only the other Sponsor); and

·                                          provide that, for as long as the Sponsors collectively continue to own at least a majority of the outstanding shares of Common Stock, and subject to the rights of any class or series of Preferred Stock to elect or remove directors, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of Common Stock at the time entitled to vote in an election of directors.

Background of Proposal 5

The provisions detailing rights, privileges and protections of the Sponsors are no longer applicable since, as of December 31, 2012, Ares no longer beneficially owns any shares of our capital stock and OTPP beneficially owns less than 10,000 shares of Common Stock.  In addition, our Board believes these current provisions related to the Sponsors are potentially confusing. Several other non-substantive amendments are also included in this proposal to clean-up our charter due to the intent of this amendment, such as by updating cross references.

After consideration of the foregoing, the Board has approved, and recommends to the stockholders that they adopt, the proposed amendment.

Effect of Proposal 5

If Proposal 5 is approved, our amended and restated certificate of incorporation will be amended to:

·                                          delete the current Article Ninth;

·                                          delete Sections (b) and (c) of the current Article Tenth;

·                                          delete the current Article Fifteenth; and

·                                          make conforming cross reference and other clean-up changes in current Articles Eleventh through Fourteenth and Article Sixteenth.

The text of the proposed amendments to Articles Ninth through Sixteenth of our amended and restated certificate of incorporation, marked to show the proposed changes, is attached as Exhibit D to this proxy statement.  If the stockholders approve the proposed amendment, the Company will file a second amended and restated certificate of incorporation incorporating the approved changes with the Secretary of State of the State of Delaware shortly after the Annual Meeting and the amendment will become effective upon filing.

The affirmative vote of the holders of at least two-thirds of the votes entitled to be cast is required to approve this Proposal 5.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DELETE VARIOUS PROVISIONS RELATED TO THE COMPANY’S FORMER “SPONSORS” WHICH ARE NOW INAPPLICABLE.

AMENDMENT TO PERMIT OUR STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT
(PROPOSAL 6)

Certificate of Incorporation Article/Section Affected:  Section (a) of Article Tenth

Our amended and restated certificate of incorporation currently only allows for our stockholders to act by written consent if the Sponsors own at least a majority of our outstanding shares Common Stock.  Since the Sponsors no longer beneficially own any significant amount of our Common Stock, this effectively means that our stockholders currently cannot take action by written consent.

Background of Proposal 6

The current provision in our amended and restated articles of incorporation reflects the share ownership positions of Ares and OTPP when we went public in April 2011.  In addition, with the clean-up of our amended and restated certificate of incorporation that is contained in Proposals 2, 3 and 5, we also reviewed the current provision on stockholder written consent powers.  Specifically, we reviewed whether the current provision should be edited to remove references to the Sponsors, but effectively make no change by keeping the general rule that our stockholders cannot act by written consent, versus whether it was in our stockholders’ best interests to give them the ability to act by written consent. Our Board has determined that it is a positive corporate governance measure to allow our stockholders to have the ability to take action by written consent, if such written consent or consents sets forth the action to be taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted.

After consideration of the foregoing, the Board has approved, and recommends to the stockholders that they adopt, the proposed amendment.

Effect of Proposal 6

If Proposal 6 is approved, our amended and restated certificate of incorporation will be amended to allow our stockholders to take action by written consent and delete references therein to the Sponsors.

The text of the proposed amendments to Section (a) of Article Tenth of our amended and restated certificate of incorporation, marked to show the proposed changes, is attached as Exhibit E to this proxy statement.  If the stockholders approve the proposed amendment, the Company will file a second amended and restated certificate of incorporation incorporating the approved changes with the Secretary of State of the State of Delaware shortly after the Annual Meeting and the amendment will become effective upon filing.

The affirmative vote of the holders of at least two-thirds of the votes entitled to be cast is required to approve this Proposal 6.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT OUR STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT.

RATIFICATION OF APPOINTMENT OF AUDITORS
(PROPOSAL 7)

In accordance with the Audit Committee’s charter, the Audit Committee is responsible for the appointment and retention of our independent auditors. In our fiscal years ended December 31, 2012 and 2011, all audit and non-audit services were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent auditors for our fiscal year ended December 31, 2013, subject to ratification by our stockholders. Representatives of PwC will be present at the Annual Meeting to answer questions and will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify PwC’s appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its stockholders.

Fees Paid to PricewaterhouseCoopers LLP

The fees incurred by us for professional services rendered by PwC for our fiscal years ended December 31, 2012 and 2011 were as follows:

	2012	2011
Audit Fees (1)	$1,291,256	$1,035,342
Audit-Related Fees (2)	205,000	123,354
Tax Fees (3)	51,802	114,150
All Other Fees (4)	0	19,500
	$1,548,058	$1,292,346

(1) Includes services related to the audit of the Company’s financial statements and internal controls over financial reporting, statutory audits of subsidiaries, and various other filings with the SEC.

(2) Principally includes due diligence services related to mergers and acquisitions.

(3) Includes services related to federal and state tax compliance, planning and advice, including consultation related to mergers and acquisitions.

(4) Includes services related to review of access to information technology systems and network.

The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining PwC’s independence.

The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 7.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2013.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 8)

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of the Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers.  Our Board recommended and the stockholders approved at the 2012 Annual Meeting that such advisory vote would be conducted on an annual basis.

As described in the “Compensation Discussion and Analysis” section of these proxy materials, the primary objectives of our executive compensation program are to (i) align cash and stock-based rewards with individual performance that created stockholder value, (ii) attract and retain high quality employees, (iii) build an ownership mentality among our key employees and (iv) provide cost effective cash and stock-based rewards that are competitive with other organizations and fair to our stockholders and employees. The foregoing objectives are applicable to the compensation of the Named Executive Officers.

We believe that our executive compensation program achieves these objectives by emphasizing long-term stock-based incentive awards and performance-based compensation, which has enabled us to successfully motivate and reward the Named Executive Officers. We believe our executive compensation program is appropriate in light of our overall compensation philosophy and objectives and has played an essential role in our continued growth and financial success by aligning the long-term interests of the Named Executive Officers with the long-term interests of our stockholders.

We believe our business benefits from an exceptional management team that is responsible for establishing our leadership in the nutritional supplement industry and our achievement of:

·                  17.3% total revenue growth in 2012, reflecting strong revenue growth in each of our three segments (Retail, Franchise and Manufacturing/Wholesale);

·                  domestic company-owned same store sales growth of 11.5%, including GNC.com sales;

·                  growth of GNC.com sales by 28.9%;

·                  generating net cash from operating activities of $221.2 million, repurchasing $360.0 million in Common Stock, and paying $45.2 million in Common Stock dividends;

·                  opening of 142 net new domestic company-owned stores, 240 net new international franchise locations, 56 net new Rite Aid franchise store-within-a-store locations, and 25 net new domestic franchise locations; and

·                  30 consecutive quarters of positive domestic company-owned same store sales growth.

For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for fiscal year ended December 31, 2012, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon us.  Notwithstanding the advisory nature of this vote, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 8.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2012, AS DISCLOSED IN THESE PROXY MATERIALS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table below sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date by:  (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Common Stock; (ii) the Named Executive Officers; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the Exchange Act and includes voting and investment power with respect to our Common Stock. The following table includes Common Stock issuable within 60 days of the Record Date upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Percentage of beneficial ownership is based on 98,436,805 shares of Common Stock outstanding as of March 28, 2013.  Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, PA 15222.

Name of Beneficial Owner	Position	Shares	Percentage (%)
Joseph Fortunato	Chairman, President and CEO	430,978(1)	*
Jeffrey P. Berger	Director	38,311(2)	*
Andrew Claerhout	Director	0	--
Thomas Dowd	Executive Vice President, Chief Merchandising Officer and General Manager	191,963(3)	*
Michael Hines	Director	39,864(4)	*
David B. Kaplan	Director	0	--
Johann O. Koss	Director	9,436(5)	*
Amy B. Lane	Director	5,936(6)	*
Philip E. Mallott	Director	1,962(7)	*
Michael M. Nuzzo	Executive Vice President and Chief Financial Officer	122,740(8)	*
C. Scott O’Hara	Director	0	--
Guru Ramanathan	Senior Vice President and Chief Innovation Officer	40,302(9)	*
Gerald J. Stubenhofer, Jr.	Senior Vice President, Chief Legal Officer and Secretary	20,906(10)	*
Richard J. Wallace	Director	16,436(11)	*
All directors and executive officers as a group (17 persons)		958,720	*

Beneficial Owners of 5% or More of Our Outstanding Common Stock	Shares	Percentage (%)
Wells Fargo & Company and certain affiliated parties (12) 420 Montgomery Street, San Francisco, CA 94104	10,755,377	10.93%
FMR LLC and certain affiliated parties (13) 82 Devonshire Street Boston, MA 02109	8,400,806	8.53%
S.A.C. Capital Advisors, L.P. and certain affiliated parties (14) 72 Cummings Point Road Stamford, CT 06902	5,195,290	5.28%
The Vanguard Group, Inc. (15) 100 Vanguard Blvd. Malvern, PA 19355	5,087,199	5.17%

*Less than 1% of the outstanding shares of Common Stock.

(1)

Consists of (i) 15,000 shares directly held by Mr. Fortunato, (ii) 17,616 shares of time-vested restricted stock held by Mr. Fortunato and (iii) 398,362 shares issuable to Mr. Fortunato upon the exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(2)

Consists of (i) 28,875 shares directly held by Mr. Berger, (ii) 2,436 shares of time-vested restricted stock held by Mr. Berger and (iii) 7,000 shares issuable to Mr. Berger upon the exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(3)

Consists of (i) 9,727 shares directly held by Mr. Dowd, (ii) 17,165 shares of time-vested restricted stock held by Mr. Dowd and (iii) 165,071 shares issuable to Mr. Dowd upon exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(4)

Consists of (i) 2,436 shares of time-vested restricted stock held by Mr. Hines and (ii) 37,428 shares issuable to Mr. Hines upon exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(5)

Consists of (i) 2,436 shares of time-vested restricted stock held by Mr. Koss and (ii) 7,000 shares issuable to Mr. Koss upon exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(6)

Consists of (i) 2,436 shares of time-vested restricted stock held by Ms. Lane and (ii) 3,500 shares issuable to Ms. Lane upon exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(7)	Consists of 1,962 shares of time-vested restricted stock held by Mr. Mallott.
(8)

Consists of (i) 1,700 shares directly held by Mr. Nuzzo, (ii) 14,420 shares of time-vested restricted stock held by Mr. Nuzzo and (iii) 106,620 shares issuable to Mr. Nuzzo upon the exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(9)

Consists of (i) 13,385 shares directly held by Dr. Ramanathan, (ii) 5,769 shares of time-vested restricted stock held by Dr. Ramanathan and (iii) 21,148 shares issuable to Dr. Ramanathan upon the exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(10)

Consists of (i) 600 shares directly held by Mr. Stubenhofer, (ii) 10,215 shares of time-vested restricted stock held by Mr. Stubenhofer and (iii) 4,560 shares issuable to Mr. Stubenhofer upon exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(11)

Consists of (i) 2,436 shares of time-vested restricted stock held by Mr. Wallace and (ii) 14,000 shares issuable to Mr. Wallace upon exercise of options which are currently exercisable or which will become exercisable within 60 days of the Record Date.

(12)

Based on the Schedule 13G/A filed with the SEC on March 29, 2013 by Wells Fargo & Company on its own behalf and on behalf of the following subsidiaries: Peregrine Capital Management, Inc., Wells Fargo Funds Management, LLC, Wells Fargo Investment Group, Inc., Golden Capital Management, LLC, Wells Fargo Delaware Trust Company, National Association, Wells Fargo Advisors Financial Network, LLC, Wells Fargo Advisors, LLC, Wells Capital Management Incorporated, and Wells Fargo Bank, National Association. In the Schedule 13G/A, Wells Fargo & Company, a parent holding company, discloses it has sole voting and dispositive power over 70,490 shares, shared voting power over 9,894,091 shares and shared dispositive power over 10,663,826 shares. Further, the aggregate beneficial ownership reported by Wells Fargo & Company is on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary. Wells Capital Management, Incorporated, an investment advisor, discloses it has shared voting power over 1,661,294 shares and shared dispositive power over 9,035,012 shares. Wells Fargo Funds Management, LLC, an investment advisor, discloses it has sole voting and dispositive power over 53 shares shared voting power over 7,287,494 shares and shared dispositive power over 7,297,900 shares.

(13)

Based on the Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC, a parent holding company, and Edward C. Johnson 3d, Chairman of FMR LLC.  In the Schedule 13G, (i) FMR LLC discloses it has sole voting power over 1,970,062 shares and sole dispositive power over 8,400,806 shares, and (ii) Mr. Johnson discloses he has sole dispositive power over 8,400,806 shares.  Members of Mr. Johnson’s family are the predominant owners, directly or through trusts, of the Series B voting common shares of FMR LLC, and through a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC.  Further, the Schedule 13G reports these beneficial ownership positions are held by (i) FMR, LLC’s  wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”), an investment advisor, which is the beneficial owner of 6,427,900 shares as a result of acting as investment advisor to various investment companies, (ii) Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment advisor, which is the beneficial owner of 21,164 shares, and (iii) Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and an investment advisor, which is the beneficial owner of 1,181,096 shares.  The Schedule 13G also reports 770,646 shares beneficially owned by FIL Limited (“FIL”) and various foreign-based subsidiaries that provide investment advisory and management services as partnerships controlled by members of the family of Mr. Johnson, or trusts for their benefit, own a fluctuating number of shares of FIL that fluctuates normally between 25% and 50% of the voting power for FIL. FMR LLC does not view that it is in a “group” for the purposes of the Exchange Act’s beneficial ownership rules with FIL, but made the Schedule 13G filing on a voluntary basis as if all the shares beneficially owned by FIL are also beneficially owned by FMR LLC on a joint basis.

(14)

Based on the Schedule 13G filed with the SEC on February 15, 2013, (i) S.A.C. Capital Advisors, L.P. and its general partner, S.A.C. Capital Advisors, Inc., both have shared voting and dispositive power over 3,389,990 shares, (ii) CR Intrinsic Investors, LLC has shared voting and dispositive power over 542,800 shares, (iii) S.A.C. Global Investors LLP has shared voting and dispositive power over 30,000 shares, (iv) Sigma Capital Management, LLC has shared voting and dispositive power over 1,232,500 shares, and (v) Steven A. Cohen has shared voting and dispositive power over 5,195,290 shares.  None of the foregoing directly own any shares, but such beneficial ownership is derived from investment management agreements.  Mr. Cohen controls each of SAC Capital Advisors, Inc., CR Intrinsic Investors, LLC and Sigma Capital Management, LLC, and indirectly owns a 49% interest in the managing member of SAC Global Investors LLP.

(15)	Based on the Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and holders of more than 10% of our Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC on Forms 3, 4 and 5 with respect to their ownership and change of ownership of our Common Stock. Based solely upon a review of the copies of these forms or written representations, which we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for our fiscal year ended December 31, 2012, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and holders of more than 10% of our Common Stock, except that (i) a Form 4 reporting the exercise of stock options (without a sale) by Norman Axelrod, a former director, on March 14, 2012 was filed late and (ii) a Form 4 reporting the exercise of options (without a sale) by Jeffrey Berger, a current director, on April 12, 2012 was filed late.  The failure to report these transactions was inadvertent and was corrected upon discovery.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for our 2014 Annual Meeting must be received by us no later than December 12, 2013 to be presented at the 2014 Annual Meeting or to be eligible for inclusion in the proxy materials related thereto under the SEC’s proxy rules. Such proposals can be sent to us at GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222, Attention:  Secretary.

In addition, pursuant to Section 5(b) of the Bylaws, any stockholder proposal other than those submitted pursuant to Rule 14a-8 of the Exchange Act must be timely to be properly brought before the 2014 Annual Meeting. To be timely, such stockholder proposal shall be received by our secretary at our principal executive offices at 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222 between the opening of business on January 23, 2014 and the close of business on February 21, 2014. Such stockholder proposals must also be in compliance with the additional requirements set forth in the Bylaws. However, if the date of the 2014 Annual Meeting is more than 30 days before or more than 70 days after May 23, 2014, to be timely, such stockholder proposals must be received not earlier than the 120th day prior to the date of the 2014 Annual Meeting and not later than (i) the close of business on the 90th day prior to the date of the 2014 Annual Meeting or (ii) the tenth day following the day on which the public announcement of the date of the 2014 Annual Meeting is first made.

OTHER INFORMATION

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K can be obtained free of charge upon request to GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania, 15222, Attention: Secretary.

EXHIBIT A

AMENDMENT TO ELIMINATE THE AUTHORIZED CLASS B COMMON STOCK AND

THE PROVISIONS RELATED THERETO

If stockholders approve Proposal 2 to amend our amended and restated certificate of incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted:

Text of Articles Fourth, Fifth and Sixth of the Certificate of Incorporation

ARTICLE FOURTH.          The total number of shares of all classes of stock that the Corporation shall have authority to issue is ~~390,000,000~~360,000,000 of which 300,000,000 shares of the par value of $0.001 per share shall be designated Class A Common Stock~~, 30,000,000 shares of the par value of $0.001 per share shall be designated Class B~~  (“Common Stock”), and 60,000,000 shares of the par value of $0.001 per share shall be designated as Preferred Stock. ~~Class A Common Stock and Class B Common Stock are collectively referred to as Common Stock~~

ARTICLE FIFTH.               The following is a statement of the designations, preferences, qualifications, limitations, restrictions ~~and the special or relative rights~~ granted to or imposed upon the shares of ~~each class of Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.~~Common Stock

(a)           Dividends.  Holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends as may be declared by the ~~board of directors of the Corporation (the “Board of Directors”); provided that, if dividends are declared that are payable in shares of Class A Common Stock or Class B Common Stock, such dividends shall be declared payable at the same rate on each class of Common Stock, with dividends payable in shares of Class A Common Stock payable to holders of Class A Common Stock, and dividends payable in shares of Class B Common Stock payable to holders of Class B Common Stock.~~

~~(b)           Conversion.~~

~~(i)            Shares of Class A Common Stock shall be convertible at any time into an equal number of shares of Class B Common Stock at the option of such holder thereof at any time that such holder is the record owner of shares of Class B Common Stock. Shares of Class B Common Stock shall be convertible at any time into an equal number of shares of Class A Common Stock at the option of the holder thereof.~~

~~(ii)           Each such conversion of shares shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to so convert. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for new shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of such new shares represented thereby.~~

~~(iii)          Promptly after such surrender and the receipt by the Corporation of the written notice from such holder, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted. The issuance of certificates for the Common Stock upon conversion shall be made without charge to the holder or holders of such shares; provided, that the holder shall pay (or reimburse the Corporation for) any and all documentary, stamp or similar issue or transfer taxes in respect thereof or other cost incurred by the Corporation or the holder in connection with such conversion.~~

~~(c)           Transfers. The Corporation shall not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.~~

~~(d)           Subdivisions and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined~~Board of Directors.

(b)           ~~(e)~~ Distribution of Assets.  Upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders ~~of all classes~~ of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

~~(f)            Voting Rights.~~

(c)           ~~(i) Generally.~~Voting Rights.  The holders of ~~Class A~~ Common Stock shall have the general right to vote for all purposes, including the election or removal of directors, as provided by law. ~~The holders of Class B Common Stock shall have the general right to vote for all purposes except the election or removal of directors. Each holder of Class A Common Stock and each holder of Class B~~ Each holder of Common Stock shall be entitled to one vote for each share thereof held~~. The affirmative vote of a majority of the outstanding shares of the Class B Common Stock, voting separately as a class, shall be required to make any amendments to the Certificate of Incorporation that adversely affect the rights and preferences of the Class B Common Stock~~. There shall be no cumulative voting.

~~(ii)           Class Voting. Except as required by the DGCL or as set forth in the Certificate of Incorporation,~~

~~(A)           holders of shares of Class B Common Stock shall be entitled to vote on all matters submitted for a vote or the consent of Class A Common Stock, whether pursuant to law or otherwise,~~

~~(B)           holders of shares of Class A Common Stock shall be entitled to vote on all matters submitted for a vote or the consent of Class B Common Stock, whether pursuant to law or otherwise and~~

~~(C)          the Class A Common Stock and the Class B Common Stock shall vote together as a single class, and not separately as multiple classes, at any annual meeting or special meeting of the stockholders of the Corporation, or in connection with any action taken by written consent.~~

~~(g)           Merger, etc.  In connection with any merger, consolidation or recapitalization, holders of Class A Common Stock and holders of Class B Common Stock shall receive or be given the opportunity to receive the same form of consideration for their shares in the same amount per share.~~

(d)           ~~(h)~~ No Preemptive or Subscription Rights.  No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

EXHIBIT B

AMENDMENT TO SET THE RANGE IN SIZE OF OUR BOARD OF DIRECTORS

TO BE NOT LESS THAN SEVEN NOR MORE THAN FIFTEEN DIRECTORS

If stockholders approve Proposal 3 to amend our amended and restated certificate of incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted:

Text of Section (b) Article Seventh

(b)           Number of Directors; Vacancies and Newly Created Directorships. The Board of Directors shall consist of not less than ~~nine~~seven nor more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Subject to the previous sentence and except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

EXHIBIT C

AMENDMENT TO DECLASSIFY THE BOARD AND PROVIDE

FOR ANNUAL ELECTION OF ALL DIRECTORS

If stockholders approve Proposal 4 to amend our amended and restated certificate of incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted:

Text of Article Seventh

ARTICLE SEVENTH

(a)           Business and Affairs.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)           Number of Directors; Vacancies and Newly Created Directorships. The Board of Directors shall consist of not less than ~~nine~~seven1 nor more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Subject to the previous sentence and except as otherwise required by law and subject to the rights of the holders of any series of stock with respect to such series of stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

~~(c)           Classified Board of Directors. Subject to the special right of the holders of any class or series of stock to elect directors, the Board of Directors, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of the Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of the Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of the Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of the Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.~~

~~(d)~~ (c)     Annual Meetings.  Each annual meeting of stockholders of the Corporation shall be held on such date, which date shall be within thirteen (13) months of the last annual meeting of stockholders, and at such time as shall be designated by the Board of Directors and announced by the Corporation.

1  Subject to Proposal 3.

EXHIBIT D

AMENDMENT TO DELETE VARIOUS PROVISIONS RELATED TO THE

COMPANY’S FORMER “SPONSORS” WHICH ARE NOW INAPPLICABLE

If stockholders approve Proposal 5 to amend our amended and restated certificate of incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted:

Text of Articles Ninth through Sixteenth of the Company’s Certificate of Incorporation

~~ARTICLE NINTH~~

~~(a)           In recognition of the fact that the Corporation, the Sponsors, and directors, officers and employees of the Sponsors, acting in their capacities as such, currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Sponsors (including, without limitation, possible service of directors, officers and employees of the Sponsors as directors, officers and employees of the Corporation), the provisions of this ARTICLE NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve the Sponsors and their directors, officers and employees, acting in their capacities as such, and the powers, rights, duties and liabilities of the Corporation and its directors, officers, employees and stockholders in connection therewith. In furtherance of the foregoing, the Corporation renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this ARTICLE NINTH to the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision).~~

~~(b)           To the fullest extent permitted by applicable law, no director, officer, employee, or stockholder of the Corporation, in such capacity, that is a Sponsor or a director, officer, or employee of a Sponsor, acting in his or her capacity as such, shall have any obligation to the Corporation to refrain from competing with the Corporation, making investments in competing businesses or otherwise engaging in any commercial activity that competes with the Corporation, which in each case is not a Restricted Opportunity. To the fullest extent permitted by applicable law, (i) the Corporation shall not have any right, interest or expectancy with respect to any such investment or activity that is not a Restricted Opportunity undertaken by any Sponsor or any director, officer or employee of a Sponsor, acting in his or her capacity as such, (ii) no such investments or activities by any Sponsor that are not Restricted Opportunities shall be deemed wrongful or improper, and (iii) no such Sponsor shall be obligated to communicate, offer or present to the Corporation any potential transaction, matter or opportunity that is not a Restricted Opportunity, even if such potential transaction, matter or opportunity is of a character that, if presented to the Corporation, could be taken by the Corporation. In the event that a Sponsor or any director, officer or employee of a Sponsor, acting in his or her capacity as such, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation but is not a Restricted Opportunity, the Sponsor and the directors, officers and employees of the Sponsor, acting in their capacities as such, shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that a Sponsor or any director, officer, or employee of a Sponsor, acting in his or her capacity as such, pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation hereby renounces any interest or expectancy in such corporate opportunity.~~

~~(c)           Nothing in this ARTICLE NINTH shall limit or otherwise prejudice any contractual rights the Corporation may have or obtain against any Sponsor or any director, officer, or employee of any Sponsor.~~

~~(d)           Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE NINTH.~~

~~(e)           Neither the alteration, amendment or repeal of this ARTICLE NINTH nor the adoption of any provision of this certificate of incorporation inconsistent with this ARTICLE NINTH shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.~~

~~(f)            For purposes of this ARTICLE NINTH and ARTICLE TENTH hereof:~~

~~(i)            “Affiliates” shall mean, with respect to any Sponsor, any Person (other than the Corporation or any Person controlled by the Corporation) (x) controlling, controlled by, or under common control with such Sponsor, (y) any general partner, managing member or partner, director, officer or employee of such Sponsor or any Affiliate of such Sponsor, or (z) any private equity fund now or hereafter existing that is controlled by one or more of, or shares the same management company with, any Sponsor.~~

~~(ii)           “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.~~

~~(iii)          “Restricted Opportunity” shall mean a transaction, matter or opportunity offered in writing to any Sponsor or a director, officer, or employee of a Sponsor solely and expressly by virtue of such Person being a member of the Board of Directors or an officer or an employee of the Corporation.~~

~~(iv)          “Sponsors” shall mean (x) Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board, (y) each of their respective Affiliates, and (z) any successor by operation of law (including, without limitation, by merger or otherwise) of each of the foregoing or any such successor.~~

~~ARTICLE TENTH~~

ARTICLE NINTH.  (a) Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation, and may not be effected by any consent in writing by such stockholders; provided, that, notwithstanding the foregoing, so long as the Sponsors collectively continue to own at least a majority of the outstanding shares of Common Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporationor may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Secretary of the Corporation shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the stockholders

~~(b)           Prior to the Operative Date, the Corporation shall not take, or be permitted to take, any action that leads to a Change of Control, or the merger or consolidation of the Corporation, without the prior written approval of at least one of the Sponsors (provided, that in the event that a Sponsor owns 10% or less of the then outstanding shares of Common Stock, such action shall be subject to the prior written consent of only the other Sponsor).~~

~~(c)           “Change of Control” means:~~

~~(i)            the consummation of any transaction as a result of which any Person other than any Sponsor, or any related Person of any such Sponsor, acquires directly or indirectly more than 50% of the capital stock of the Corporation, including, without limitation, through a merger or consolidation or purchase of the capital stock of the Corporation;~~

~~(ii)           the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions other than a merger or consolidation, of all or substantially all of the assets of the Corporation taken as a whole to any Person or group of related Persons; or~~

~~(iii)          the adoption of a plan relating to the liquidation or dissolution of the Corporation.~~

~~(iv)          “Operative Date” shall mean the first date on which the Sponsors cease to beneficially own (on a collective basis) 33-1/3% or more of the then outstanding shares of Common Stock; provided, that in the event that a Sponsor owns 10% or less of the then outstanding shares of Common Stock, the shares of Common Stock owned by such Sponsor shall be excluded from the numerator for purposes of calculating the 33-1/3% threshold.~~

ARTICLE TENTH.  ~~ARTICLE ELEVENTH.~~  The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this ARTICLE ~~ELEVENTH~~TENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this ARTICLE ~~ELEVENTH~~TENTH to the Board of Directors.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE ~~ELEVENTH~~TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, the bylaws of the Corporation (the “Bylaws”), any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this ARTICLE ~~NINTH~~TENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE ELEVENTH.  ~~ARTICLE TWELFTH.~~  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the ~~Corporation’s~~ Bylaws.  The ~~Corporation’s~~ Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote.  In addition to the powers and authority herein or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and the Bylaws; provided, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaws had not been adopted.

ARTICLE TWELFTH.  ~~ARTICLE THIRTEENTH.~~  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE THIRTEENTH.  ~~ARTICLE FOURTEENTH.~~  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE ~~FOURTEENTH~~THIRTEENTH.

~~ARTICLE FIFTEENTH.  Removal of Directors. For so long as the Sponsors collectively continue to own at least a majority of the outstanding shares of Common Stock, and subject to the rights of any class of Preferred Stock or series thereof to elect and remove directors, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of Common Stock at the time entitled to vote at an election of the directors.~~

ARTICLE FOURTEENTH.  ~~ARTICLE SIXTEENTH.~~  The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed in the Certificate of Incorporation, the Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of the Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of ARTICLES SEVENTH~~,~~ and EIGHTH~~, NINTH~~ of the Certificate of Incorporation or this ARTICLE ~~SIXTEENTH.~~FOURTEENTH.

EXHIBIT E

AMENDMENT TO PERMIT OUR STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT

If stockholders approve Proposal 6 to amend our amended and restated certificate of incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted:

Text of Article Tenth, Section (a) of the Company’s Certificate of Incorporation. Will be Article Ninth if Proposal 6 passes.

Any action required or permitted to be taken by the stockholders of the Corporation may be effected ~~only~~ at a duly called annual or special meeting of stockholders of the Corporation, ~~and may not be effected by any consent in writing by such stockholders; provided, that, notwithstanding the foregoing, so long as the Sponsors collectively continue to own at least a majority of the outstanding shares of Common Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation~~or may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Secretary of the Corporation shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the stockholders

GNC HOLDINGS, INC. 300 SIXTH AVENUE PITTSBURGH, PA 15222 TO VOTE, MARK BLOCKS IN BLUE OR BLACK IN AS FOLLOWS: VOTE BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01 Philip E. Mallott 02 C. Scott O’Hara 03 Richard J. Wallace The Board of Directors recommends you vote FOR proposals 2 through 8 2. The approval of an amendment to the Company’s amended and restated certificate of incorporation to: eliminate the Company’s authorized Class B common stock, par value of $0.001 per share and provisions related thereto. For Against Abstain 3. The approval of an amendment to the Company’s amended and restated certificate of incorporation to: set the range in size of our board of directors to be not less than seven nor more than fifteen directors. 4. The approval of an amendment to the Company’s amended and restated certificate of incorporation to: declassify our board of directors and provide for annual election of all directors. 5. The approval of an amendment to the Company’s amended and restated certificate of incorporation to: delete various provisions related to the Company's former "Sponsors" 6. The approval of an amendment to the Company’s amended and restated certificate of incorporation to: permit stockholders to take action by written consent. 7. The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company’s 2013 fiscal year. 8. The approval, by non-binding vote, of the compensation paid to the Company’s named executive officers in 2012, as disclosed in the accompanying proxy materials. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com. GNC HOLDINGS, INC. Annual Meeting of Stockholders May 23, 2013 8:00 AM ET This proxy is solicited by the Board of Directors The Stockholder(s) hereby appoint(s), Michael M. Nuzzo and Gerald J. Stubenhofer, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of GNC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM ET, on May 23, 2013, at Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side